UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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SAFETY INSURANCE GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SAFETY INSURANCE GROUP, INC.

20 Custom House Street, Boston, Massachusetts 02110

April 12, 2006

To Our Shareholders:

I am pleased to invite you to attend the 2006 Annual Meeting of Shareholders of Safety Insurance Group, Inc., which will be held at 10:00 a.m. on Friday, May 19, 2006, at the Company’s headquarters, 20 Custom House Street, Boston, Massachusetts 02110.

The accompanying Notice of the Annual Meeting of Shareholders and Proxy Statement describe in detail the matters to be acted on at this year’s Annual Meeting.

If you plan to attend the meeting, please bring a form of personal identification with you and, if you are acting as proxy for another shareholder, please bring written confirmation from the shareholder for whom you are acting as proxy.

Whether or not you expect to attend the meeting, please sign and return the enclosed Proxy Card in the envelope provided. Your cooperation will assure that your shares are voted and will also greatly assist our officers in preparing for the meeting. If you attend the meeting, you may withdraw any proxy previously given and vote your shares in person if you so desire.

Sincerely,
DAVID F. BRUSSARD President, Chief Executive Officer and Chairman of the Board

SAFETY INSURANCE GROUP, INC.

20 Custom House Street, Boston, Massachusetts 02110

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 19, 2006

April 12, 2006

To Our Shareholders:

The 2006 Annual Meeting of Shareholders of Safety Insurance Group, Inc. will be held on Friday, May 19, 2006 at 10:00 a.m. at the Company’s headquarters, 20 Custom House Street, Boston, Massachusetts 02110. At this meeting you will be asked to consider and vote upon the following:

1.      a proposal to elect two of the Company’s directors to Class I with a term ending 2009;

2.      a proposal to approve the 2002 Management Omnibus Incentive Plan, as Amended;

3.      a proposal to approve the Annual Performance Incentive Plan; and

4.                 the transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed April 3, 2006 as the Record Date for determining the shareholders of the Company entitled to notice of and to vote at the 2006 Annual Meeting and any adjournment thereof.

The Company’s 2005 Annual Report to Shareholders is enclosed with the mailing of this Notice of Annual Meeting of Shareholders, Proxy Statement and Proxy Card.

We urge you to attend and to participate at the meeting, no matter how many shares you own. Even if you do not expect to attend the meeting personally, we urge you to please vote, and then sign, date and return the enclosed Proxy Card in the postpaid envelope provided.

By Order of the Board of Directors,
WILLIAM J. BEGLEY, JR.
Vice President, Chief Financial Officer and Secretary

SAFETY INSURANCE GROUP, INC.

20 Custom House Street, Boston, Massachusetts 02110

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 19, 2006

GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Safety Insurance Group, Inc. (the “Company”) for the 2006 Annual Meeting of Shareholders to be held on May 19, 2006 at 10:00 a.m. at the Company’s headquarters located at 20 Custom House Street, Boston, Massachusetts 02110 (the “2006 Annual Meeting”).

The record date for determining shareholders entitled to vote at the 2006 Annual Meeting has been fixed at the close of business on April 3, 2006 (the “Record Date”). As of the Record Date, 15,877,317 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), were outstanding and entitled to be voted. Every shareholder will be entitled to one vote for each share of Common Stock recorded in his or her name on the Company’s books as of the Record Date. The Company mailed this Proxy Statement and the related form of proxy (the “Proxy”) on or about April 19, 2006.

With respect to Proposal 1, the shares of Common Stock represented by the enclosed Proxy will be voted as directed by the shareholder or, in the absence of such direction, in favor of the election of the nominees for director designated herein. So long as a quorum (a majority of issued and outstanding shares of Common Stock entitled to vote at the 2006 Annual Meeting) is present at the 2006 Annual Meeting either in person or by proxy, a plurality of the votes properly cast is required to elect the directors. Votes withheld from a director nominee, abstentions and broker non-votes (when a registered broker holding a customer’s shares in the name of the broker has not received voting instructions on a matter from the customer and is barred from exercising discretionary authority to vote on the matter, which the broker indicates on the Proxy Card) will be treated as present at the 2006 Annual Meeting for the purpose of determining a quorum but will not be counted as votes cast.

With respect to Proposal 2, an affirmative vote of a majority of the shares present or represented and entitled to vote on each such proposal is required for approval. Abstentions are included in the number of shares present or represented and entitled to vote on the proposal and therefore have the practical effect of a vote against the proposal. Broker non-votes are not so included and therefore have no effect on the outcome of the proposal.

With respect to Proposal 3, for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, approval of the Annual Performance Incentive Plan requires a majority of the votes cast to be in favor of approval. Under Delaware law, approval requires a majority affirmative vote of the Common Stock present in person or represented by proxy at the meeting and entitled to vote on the proposal. Abstentions will count as votes against the proposal and broker non-votes will have no effect.

The enclosed Proxy confers discretionary authority with respect to any other proposals that may properly be brought before the 2006 Annual Meeting. As of the date hereof, management is not aware of any other matters to be presented for action at the 2006 Annual Meeting. If any other matters properly come before the 2006 Annual Meeting, however, the Proxies solicited hereby will be voted in accordance with the recommendation of the Board.

Any shareholder giving a Proxy may revoke it at any time before it is exercised by delivering written notice thereof to the Secretary. Any shareholder attending the 2006 Annual Meeting may vote in person whether or not the shareholder has previously filed a Proxy. Presence at the 2006 Annual Meeting by a shareholder who has signed a Proxy, however, does not in itself revoke the Proxy.

The enclosed Proxy is being solicited by the Board. The cost of soliciting Proxies will be borne by the Company, and will consist primarily of preparing and mailing the Proxies and Proxy Statements. The Company will also request persons, firms and corporations holding shares of Common Stock in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this Proxy material to and obtain Proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

The Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2005, including financial statements and the report of the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), thereon, accompanies this Proxy Statement. The Annual Report to Shareholders is neither a part of this Proxy Statement nor incorporated herein by reference.

PROPOSAL 1

ELECTION OF THE COMPANY’S DIRECTORS

The Board has five members and consists of three classes. Each class serves three years, with terms of office of the respective classes expiring in successive years.

Each of the two Directors whose term expires at this year’s 2006 Annual Meeting, Peter J. Manning and David K. McKown, has been nominated for re-election to a three-year term ending at the 2009 Annual Meeting of Shareholders and until their successors, if any, are elected and duly qualified. The remaining three directors will continue to serve in accordance with their terms. THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 1 WHICH CALLS FOR THE ELECTION OF THE 2006 NOMINEES.

Director	Age	Director since
Class I—Term ending in 2009*
Peter J. Manning (1C)(2)(3)	67	2003
David K. McKown (1)(2C)(3)	68	2002
Class II—Term ending in 2007
Frederic H. Lindeberg (1)(2)(3C)	65	2004
Initial Class III—Term ending in 2008
David F. Brussard, Chairman of the Board (4C)	54	2001
A. Richard Caputo, Jr. (4)	40	2001

*                     Nominated at the 2006 Annual Meeting to a term ending in 2009.

(1)             Member of the Audit Committee.

(2)             Member of the Compensation Committee.

(3)             Member of the Nominating and Governance Committee.

(4)             Member of the Investment Committee.

(C)           Chairman of the Committee referenced.

The following information with respect to the principal occupation, business experience, recent business activities involving the Company and other affiliations of the nominees and directors has been furnished to the Company by the nominees and directors.

Nominees for Director

Peter J. Manning has served as a director of the Company since September 2003. Mr. Manning retired in 2003 as Vice Chairman of FleetBoston Financial, after 31 years with FleetBoston Financial Corporation (formerly BankBoston) where he also held the positions of Comptroller and Executive Vice President and Chief Financial Officer. Mr. Manning started his career with Coopers & Lybrand in 1962 prior to his 1972 employment with BankBoston. He currently is a director of Thermo Electron, and various non-profit companies and is Chairman of the Board of the Tournament Players Club of Boston.

David K. McKown has served as director of the Company since November 2002. Mr. McKown has been a Senior Advisor to Eaton Vance Management since 2000, focusing on business origination in real estate and asset-based loans. Mr. McKown retired in March 2000 having served as a Group Executive with BankBoston since 1993, where he focused on acquisitions and high-yield bank debt financings. Mr. McKown has been in the banking industry for 41 years, worked for BankBoston for over 32 years and had previously been the head of BankBoston’s real estate department, corporate finance department, and a managing director of BankBoston’s private equity unit. Mr. McKown is currently a trustee of Equity Office Properties Trust, and a director of Newcastle Investment Corp. and various privately held companies.

Directors Continuing in Office

Frederic H. Lindeberg has served as a director of the Company since August 2004. Mr. Lindeberg has had a consulting practice providing taxation, management and investment counsel since 1991, focusing on finance, real estate, manufacturing and retail industries. Mr. Lindeberg retired in 1991 as Partner-In-Charge of various KPMG tax offices, after 24 years of service where he provided both accounting and tax counsel to various clients. Mr. Lindeberg was formerly an adjunct professor at Penn State Graduate School of Business. Mr. Lindeberg is currently a director of TAL International, Inc.

David F. Brussard was appointed Chairman of the Board in March 2004 and President and Chief Executive Officer (“CEO”) in June 2001. Mr. Brussard has served as a Director of the Company since October 2001. Since January 1999, Mr. Brussard has been the CEO and President of the Company’s two insurance subsidiaries, Safety Insurance Company and Safety Indemnity Insurance Company (together referred to as the “Insurance Subsidiaries”). Previously, Mr. Brussard served as Executive Vice President of the Insurance Subsidiaries from 1985 to 1999 and as Chief Financial Officer and Treasurer of the Insurance Subsidiaries from 1979 to 1999. Mr. Brussard has been employed by one or more of our subsidiaries for over 30 years. Mr. Brussard is also Chairman of the Governing Committee and a member of the Budget Committee, Executive Committee and Nominating Committee of the Automobile Insurers Bureau of Massachusetts and is Vice Chairman of the Governing Committee, Chairman of the Governing Committee Review Panel, and a member of the Actuarial Committee of CAR. Mr. Brussard is also on the Board of Trustees of the Insurance Library Association of Boston.

A. Richard Caputo, Jr. has served as a director of the Company since June 2001. Mr. Caputo is a Senior Principal and was a Managing Director of The Jordan Company L.P. and its predecessors, a private investment firm, since 1990. Mr. Caputo is also a director of TAL International, Inc., Universal Technical Institute, Inc. and various privately held companies.

Occupations of Executive Officers

The table below sets forth certain information concerning our executive officers as of the date of this Proxy Statement.

Name	Age	Position	Years Employed by Safety
David F. Brussard	54	President, Chief Executive Officer and Chairman of the Board	30
William J. Begley, Jr.	51	Vice President, Chief Financial Officer and Secretary	20
James D. Berry	46	Vice President—Insurance Operations	24
George M. Murphy	39	Vice President—Marketing	17
Robert J. Kerton	59	Vice Presiden—Claims	19
David E. Krupa	45	Vice President—Claims Operations	23
Daniel D. Loranger	66	Vice President—Management Information Systems and Chief Information Officer	25
Edward N. Patrick, Jr.	57	Vice President—Underwriting	32

David F. Brussard. For information regarding Mr. Brussard, refer above to “Directors Continuing in Office.”

William J. Begley, Jr. was appointed Chief Financial Officer, Vice President and Secretary of the Company on March 4, 2002. Since January 1999, Mr. Begley has been the Chief Financial Officer and Treasurer of the Insurance Subsidiaries. Previously, Mr. Begley served as Assistant Controller of the Insurance Subsidiaries from 1985 to 1987, as Controller from 1987 to 1990 and as Assistant Vice President/Controller from 1990 to 1999. Mr. Begley has been employed by the Insurance Subsidiaries for over 20 years. Mr. Begley also serves on the Audit Committee of CAR and is a member of the Board of Directors of the Massachusetts Insurers Insolvency Fund.

James D. Berry was appointed Vice President of Insurance Operations of the Company on October 1, 2005. Mr. Berry has been employed by the Insurance Subsidiaries for over 23 years and has directed the Company’s Massachusetts Private Passenger line of business since 2001.

George M. Murphy was appointed Vice President of Marketing  on October 1, 2005. Mr. Murphy has been employed by the Insurance Subsidiaries for over 17 years and most recently served as Director of Marketing.

Robert J. Kerton was appointed Vice President of Casualty Claims of the Company on March 4, 2002. Mr. Kerton has served as Vice President of Casualty Claims of the Insurance Subsidiaries since 1986 and has been employed by the Insurance Subsidiaries for over 19 years. Mr. Kerton previously served 18 years with Allstate Insurance Company in various Massachusetts claim management assignments. Mr. Kerton serves as Chairman of the Automobile Insurers Bureau Claims Committee, Vice Chairman of the CAR Claims Committee and on the Governing Board of the Massachusetts Insurance Fraud Bureau.

David E. Krupa was appointed Vice President of Property Claims of the Company on March 4, 2002. Mr. Krupa has served as Vice President of Property Claims of the Insurance Subsidiaries since July 1990 and has been employed by the Insurance Subsidiaries for over 23 years. Mr. Krupa was first employed by the Company in 1982 and held a series of management positions in the Claims Department before being appointed Vice President in 1990. In addition, Mr. Krupa has been a member of several claims committees both at the Automobile Insurers Bureau and CAR.

Daniel D. Loranger was appointed Vice President of Management Information Systems of the Company on March 4, 2002. Mr. Loranger has served as Vice President of Management Information Systems and Chief Information Officer of the Insurance Subsidiaries since 1980 and has been employed by the Insurance Subsidiaries for over 25 years. Mr. Loranger began his data processing career with Raytheon Manufacturing in 1960. BEYOND COMPUTING MAGAZINE awarded Mr. Loranger the first place 2000 Partnership Award for the strategic alliance of technology with the Company’s business objectives and for development of internal software for the Company.

Edward N. Patrick, Jr. was appointed Vice President of Underwriting of the Company on March 4, 2002. Mr. Patrick has served as Vice President of Underwriting of the Insurance Subsidiaries since 1979 and as Secretary since 1999. He has been employed by one or more of our subsidiaries for over 32 years. Mr. Patrick has served on several committees of CAR, including the Market Review, Servicing Carrier, Statistical, Automation and Reinsurance Operations Committees. Mr. Patrick has also served on the CAR Operations Committee since 1984 and has served as its Chairman since 1998.

Certain Information Regarding the Board of Directors

Meetings of the Board of Directors

During 2005, the following meetings of the Board were held: six meetings of the Board, five meetings of the Audit Committee, two meeting of the Compensation Committee, two meetings of the Nominating and Governance Committee and four meetings of the Investment Committee. All of the incumbent Directors attended at least 75% of the Board and committee meetings held while they were members during 2005.

Board Committees

The Board has determined that Frederic H. Lindeberg, Peter J. Manning, David K. McKown, and A. Richard Caputo, Jr. are “independent directors” as determined pursuant to the Marketplace Rules promulgated by the National Association of Securities Dealers, Inc. (the “NASDAQ Marketplace Rules”) and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

The Audit Committee is comprised of Peter J. Manning (Chairman), Frederic H. Lindeberg and David K. McKown (the “Audit Committee”). The Board has determined that Peter J. Manning is an Audit Committee financial expert, as established by the rules and regulations of the SEC. For information regarding the functions performed by the Audit Committee, please refer to the “Report of the Audit Committee” included on page 9 of this Proxy Statement, as well as the Charter of the Audit Committee, attached hereto in Appendix A to this Proxy Statement.

The Compensation Committee is comprised of David K. McKown (Chairman), Frederic H. Lindeberg and Peter J. Manning (the “Compensation Committee”). For information regarding the functions performed by the Compensation Committee, please refer to the “Report of the Compensation Committee” included on page 10 of this Proxy Statement, as well as the Charter of the Compensation Committee, attached hereto in Appendix B to this Proxy Statement.

The Nominating and Governance Committee is comprised of Frederic H. Lindeberg (Chairman), Peter J. Manning and David K. McKown (the “Nominating and Governance Committee”). For information regarding the functions performed by the Nominating and Governance Committee, please refer to the Charter of the Nominating and Governance Committee, attached hereto in Appendix C to this Proxy Statement.

The Investment Committee is comprised of David F. Brussard (Chairman), William J. Begley, Jr., the Company’s Chief Financial Officer (“CFO”), and A. Richard Caputo, Jr. (the “Investment Committee”). The Investment Committee reviews and evaluates, as may be appropriate, information relating to the Company’s invested assets, its investment policies, strategies, objectives and activities.

Board Compensation

The Company’s Bylaws provide that at the discretion of the Board, the directors may be paid their expenses, if any, at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as a director. Since the Company completed its initial public offering of Common Stock on November 27, 2002 (“IPO”), and until January 1, 2004, directors who were employees of the Company did not receive any compensation for serving as directors and those directors who were not employees of the Company received an annual retainer of $20,000 per year and the Chairman of the Audit Committee received an additional $10,000 per year, paid in quarterly installments. In addition, in consideration for serving as a director, Mr. Lindeberg, Mr. Manning and Mr. McKown each received a grant of options to purchase 10,000 shares of Common Stock. On April 14, 2004, our Board approved, upon the recommendation of the Compensation Committee, an increase to annual directors fees from $20,000 to $35,000 annually per non-employee director, plus an additional $10,000 annually to the

Chairman of the Audit Committee to be paid quarterly retroactively effective on January 1, 2004. On March 14, 2005, the Compensation Committee approved a grant of 1,000 shares of restricted stock to each of our non-employee directors effective on March 16, 2005. On March 10, 2006, the Compensation Committee approved a grant of 1,000 shares of restricted stock to each of our non-employee directors effective on March 10, 2006.

Nominating and Governance Committee Policies

Pursuant to the Charter of the Nominating and Governance Committee, attached hereto in Appendix C to this Proxy Statement, the Nominating and Governance Committee has developed the following policies and procedures related to the nomination process for directors of the Company and the means by which shareholders may communicate with the Board:

Shareholder Recommendations for Director-Nominees

The Nominating and Governance Committee will consider recommendations from shareholders as to candidates to be nominated for election to the Board. A shareholder wishing to submit such a recommendation should send a letter to the Secretary of the Company at Safety Insurance Group, Inc., 20 Custom House Street, Boston, Massachusetts 02110, who will forward such recommendations to the Chairman of the Nominating and Governance Committee. Recommendations must be in writing and should include the candidate’s name and qualifications for Board membership. This policy is not intended to replace the provisions in the Company’s Bylaws related to shareholder nominations for director, but rather addresses the Nominating and Governance Committee’s position on recommendations from shareholders for potential director-nominees. Shareholders wishing to nominate persons for director must comply with Company’s Bylaws and any applicable rules of the SEC.

Director Nominee Evaluation Process

The Nominating and Governance Committee intends to utilize a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee will regularly assess the appropriate size of the Board, and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies arise, the Nominating and Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, shareholders or other persons. In evaluating candidates, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Shareholder Communications to the Board

Shareholders may communicate directly with any member of the Board or the entire Board by sending correspondence to the Office of Investor Relations, Safety Insurance Group, Inc., 20 Custom House Street, Boston Massachusetts 02110, or emailing InvestorRelations@SafetyInsurance.com. Any such correspondence must contain a clear notation indicating that it is a “Shareholder-Director Communication,” and must indicate whether the intended recipients are all members of the Board or certain specified individual directors. The Office of Investor Relations will make copies of all such correspondence and circulate them to the appropriate director or directors.

Director Attendance at Annual Meetings

Directors are encouraged but not required to attend the Company’s Annual Meetings. Two directors attended last year’s Annual Meeting.

Minimum Qualifications for Directors

In addition to the preceding policies and procedures adopted by the Nominating and Governance Committee at the direction of the Board, the Board and Nominating and Governance Committee continue to evaluate their position on establishing minimum qualifications for directors. The Board seeks members with diverse business and professional backgrounds and outstanding integrity, judgment and such other skills and experiences as will enhance the Board’s ability to best serve the interest of the Company. The Board has not approved any criteria for nominees for director and believes that establishing such criteria is best left to an evaluation of the needs of the Company at the time the nomination is to be considered. Similarly, the Nominating and Governance Committee has not identified specific, minimum qualifications for director nominees or any specific qualities or skills that it believes are necessary for one or more of the Company’s directors to possess.

REPORT OF THE AUDIT COMMITTEE

The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s accounting and financial reporting process, and is more fully described in its charter which the Board and the Audit Committee have adopted and is included as Appendix A to this Proxy Statement.

Each member of the Audit Committee satisfies the definition of an “independent director” as established by Rule 4200 of the NASDAQ Marketplace Rules.

Management is responsible for the Company’s internal controls and the accounting and financial reporting process. PwC is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue an opinion thereon. In addition, PwC is responsible for expressing opinions on the effectiveness of the Company’s internal control over financial reporting and on management’s assessment thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with the audit of the Company’s consolidated financial statements for the year ended December 31, 2005 the Audit Committee has:

•       reviewed and discussed the audited consolidated financial statements with management;

•       discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

•       received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with the independent auditors their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and be filed with the SEC.

March 10, 2006	Respectfully submitted,
PETER J. MANNING, CHAIRMAN
FREDERIC H. LINDEBERG
DAVID K. MCKOWN

REPORT OF THE COMPENSATION COMMITTEE

The primary purpose of the Compensation Committee is to establish and review the Company’s compensation practices and policies, make recommendations concerning salaries and incentive compensation for the Company’s employees and administer the Company’s stock plans, and is more fully described in its charter which the Board and the Compensation Committee have adopted and is included as Appendix B to this Proxy Statement.

Each member of the Compensation Committee satisfies the definition of an “independent director” as established by Rule 4200 of the NASDAQ Marketplace Rules.

The Company’s compensation program objective is to attract and retain individuals key to the future success of the Company, to motivate and reward employees in achieving the Company’s business goals and to align the long-term interests of employees with those of shareholders.

The principal components of the Company’s compensation program are base salary, performance-based annual incentive compensation and long-term incentive compensation. Annual base salaries of the Company’s CEO and four most highly compensated executive officers (the “Named Executive Officers”) and other key executives are set at levels considered to be competitive with amounts paid to executive officers with comparable qualifications, experience and responsibilities at competing companies, based on published surveys, proxy and other information. The 2005 base salaries for the Named Executive Officers, including the Company’s CEO, increased 2.5% from their 2004 base salaries. The Company’s executive incentive compensation plan is a non-qualified deferred compensation plan (the “Executive Plan”), which provides annual bonuses to key employees who contribute materially to the success of the Company. During 2005, annual incentive compensation under this plan was tied to the achievement of significant individual performance goals. Long-term incentive compensation is provided under the Company’s 2002 Management Omnibus Incentive Plan (the “Incentive Plan”), which provides for a variety of stock-based compensation awards including nonqualified stock options, incentive stock options, stock appreciation rights and restricted stock awards intended to attract, retain and motivate selected officers, key employees, directors and consultants to provide superior performance over a longer period of time as well as encourage stock ownership of the Company. A factor considered in determining the grant of awards under the Incentive Plan is the contribution of each employee to the long-term performance of the Company.

In approving the 2005 compensation package for the Company’s CEO, Mr. Brussard, the Compensation Committee and an independent compensation consultant hired by the Compensation Committee compared Mr. Brussard’s compensation against the comparative base salaries, annual and long-term incentives and other compensation of chief executives of a peer group of public property and casualty insurance companies of similar size. This review also included, but was not limited to, an assessment of the performance of the Company and its subsidiaries in terms of profitability and growth, an evaluation of its capital position and the implementation of significant cost controls and other initiatives. Mr. Brussard’s base salary and potential for incentive compensation as a percentage of base salary were within the median market range. To further align Mr. Brussard’s interests with those of the Company’s shareholders, and as an incentive for future performance goals, the Compensation Committee approved a grant of 22,708 shares of restricted stock on March 14, 2005 to Mr. Brussard, pursuant to the Incentive Plan.

The Compensation Committee will continue during 2006 to carefully consider employee compensation, and the components thereof, in relation to the Company’s performance compared to that of industry performance levels for comparable companies and the performance history of the Company itself.

March 10, 2006	Respectfully submitted,
DAVID K. MCKOWN, CHAIRMAN
FREDERIC H. LINDEBERG
PETER J. MANNING

PROPOSAL 2

APPROVAL OF THE
2002 MANAGEMENT OMNIBUS INCENTIVE PLAN, as Amended

The Board recommends that stockholders approve the Company’s 2002 Management Omnibus Incentive Plan, as amended (the “Incentive Plan”).

I.   Description of the Proposal

On March 10, 2006, the Board approved amendments to the Incentive Plan, subject to stockholder approval, to (i) increase the number of shares of Common Stock available for issuance by 1,250,000 shares, (ii) remove obsolete provisions, and (iii) make other non-material changes. The Board is submitting the Incentive Plan, as amended, for stockholder approval at the 2006 Annual Meeting.

Stockholder approval of the Incentive Plan will also constitute approval of the material terms of the performance goals under which compensation intended to constitute performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), may be paid.

Section 162(m) of the Code places a limit of $1,000,000 on the amount the Company may deduct in any one year for compensation paid to its CEO and each of its other four most highly-paid executive officers. There is, however, an exception to this limit for certain performance-based compensation. Awards made pursuant to the Incentive Plan may constitute performance-based compensation not subject to the deductibility limitation of Section 162(m) of the Code. However, in order to qualify for this exception, the stockholders must approve, every 5 years, the material terms of the performance goals of the Incentive Plan under which compensation will be paid. Under a special rule that applies to corporations that become public through an initial public offering, stockholder approval of the material terms of the performance goals of the Incentive Plan was not required when the Incentive Plan was initially approved by the Board. However, the Board is now submitting the material terms of the performance goals for approval at the 2006 Annual Meeting.

The material terms of the performance goals being submitted for approval for purposes of Section 162(m) of the Code include (i) the employees eligible to receive awards under the Incentive Plan, (ii) a description of the business criteria on which the performance goals are based, and (iii) either the maximum amount of compensation that could be paid to any employee or the formula used to calculate the amount of compensation to be paid to the employee if the performance goals are attained. This information is provided in the description of the Incentive Plan below.

II.   Description of the Incentive Plan

The following description of the material features of the Incentive Plan is qualified in its entirety by reference to the text of the Incentive Plan, a copy of which is attached as Appendix D hereto.

Purpose of the Incentive Plan

The purpose of the Incentive Plan is to attract, retain and motivate selected officers, key employees, directors and consultants of the Company through the granting of stock-based compensation awards. The Incentive Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of officers, key employees, directors and consultants who make significant contributions to the Company’s success and to allow such individuals to share in the success of the Company.

Effective Date and Duration

The Plan originally became effective upon adoption by the Board on June 25, 2002. Unless sooner terminated by the Board, the Incentive Plan will remain in effect until all shares subject to it have been purchased or acquired according to the terms of the Incentive Plan.

Amendment and Termination

The Board may, at any time and from time to time, alter, amend, suspend or terminate the Incentive Plan or any award granted thereunder in whole or in part, provided that no amendment that would require stockholder approval in order for the Incentive Plan to continue to comply with any applicable tax or securities laws or the rules of any securities exchange on which shares of the Company are listed will be effective unless the amendment is approved by stockholders.

Administration of the Incentive Plan

The Incentive Plan is administered by the Compensation Committee of the Board or such other committee appointed by the Board (the “Committee”). The Committee will select the individuals to whom awards will be made, the type of awards, and the amount, size and terms of each award. The Committee will make all other determinations necessary or advisable for the administration of the Incentive Plan, including interpreting the Incentive Plan and any award agreements under the Incentive Plan. The Committee may delegate its authority under the Incentive Plan as permitted by law.

Shares Subject to the Incentive Plan

A total of 1,250,000 shares of Common Stock have previously been authorized for issuance under the Incentive Plan. As of March 10, 2006, 37,391 shares remain available for issuance. On March 10, 2006, the Board approved an increase of 1,250,000 shares, subject to stockholder approval at the 2006 Annual Meeting. The market value of a share of Common Stock as of March 10, 2006 was $42.85.

Shares underlying lapsed or forfeited restricted stock awards are not treated as having been issued under the Incentive Plan. Shares withheld from a restricted stock award to satisfy tax withholding obligations are counted as shares issued under the Incentive Plan. Shares that are potentially deliverable under an award that expires or is canceled, forfeited, settled in cash or otherwise settled without the delivery of shares are not treated as having been issued under the Incentive Plan. Shares that are withheld to satisfy the exercise price of a stock option or tax withholding obligations related to a stock option or stock appreciation right are not treated as having been issued under the Incentive Plan.

In the event of any change in corporate capitalization, such as a stock split or a stock dividend, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization or any partial or complete liquidation of the Company, an adjustment shall be made to the number and kind of shares of Common Stock that may be issued under the Incentive Plan, including the individual annual grant limits for Section 162(m), and the number, kind and/or price of shares of Common Stock subject to outstanding awards under the Incentive Plan, as the Committee deems appropriate and equitable to prevent dilution or enlargement of participants’ rights. The number of shares subject to any adjusted award will always be rounded to the nearest whole number, with ½ of a share rounded up to the next whole number.

Eligibility and Participation

Eligible participants include all employees, directors and consultants of the Company and its affiliates, as determined by the Committee. The approximate number of individuals who are currently eligible to participate under the Incentive Plan is ninety-one.

Awards under the Incentive Plan

Awards under the Incentive Plan may be made in the form of stock options, stock appreciation rights (“SARs”) and restricted stock. Awards granted under the Incentive Plan are generally granted for a 10-year term, but may terminate earlier if the participant’s employment or service terminates before the end of such term. The per share exercise price of stock options and the grant price of SARs awarded under the Incentive Plan will not be less than the fair market value of the Company’s Common Stock on the date of grant.

Individual Annual Grant Limits

For purposes of Section 162(m) of the Code, (i) the maximum number of shares with respect to which stock options or SARs may be granted in any calendar year to any participant shall not exceed 1,250,000 shares; and (ii) the maximum number of shares of restricted stock intended to qualify as performance-based compensation that may be granted in any calendar year to any participant shall not exceed 1,250,000 shares.

Types of Awards

Following is a general description of the types of awards that may be granted under the Incentive Plan. Terms and conditions of awards will be determined on a grant-by-grant basis by the Committee, subject to limitations contained in the Incentive Plan.

Stock Options.   The Committee may grant incentive stock options (“ISOs”), nonqualified stock options (“NQSOs”) or a combination thereof under the Incentive Plan. The exercise price for each such award shall be at least equal to 100% of the fair market value of a share of Common Stock on the date of grant (110% of fair market value in the case of an ISO granted to a person who owns more than 10% of the voting power of all classes of stock of the Company or any subsidiary). Options shall expire at such times and shall have such other terms and conditions as the Committee may determine at the time of grant; provided, however, that no option may be exercisable later than the tenth anniversary of its grant (fifth anniversary in the case of an ISO granted to a person who owns more than 10% of the voting power of all classes of stock of the Company or any subsidiary).

The exercise price of options granted under the Incentive Plan may be paid in cash, by tendering previously acquired shares of Common Stock having a fair market value equal to the exercise price, through broker-assisted cashless exercise or any other means permitted by the Committee consistent with applicable law.

Stock Appreciation Rights.   SARs granted under the Incentive Plan may be in the form of freestanding SARs, tandem SARs or a combination thereof. The grant price of a freestanding SAR shall be equal to the fair market value of a share of Common Stock on the date of grant. The grant price of a tandem SAR shall be equal to the exercise price of the related option.

Freestanding SARs may be exercised upon such terms and conditions as are imposed by the Committee and set forth in the SAR award agreement. Tandem SARs may be exercised only with respect to the shares of Common Stock for which its related option is exercisable.

Upon exercise of a SAR, a participant will receive the product of the excess of the fair market value of a share of Common Stock on the date of exercise over the grant price multiplied by the number of shares with respect to which the SAR is exercised, subject to satisfaction of applicable tax withholding. Payment upon SAR exercise may be in cash, in shares of Common Stock of equivalent value, or in some combination of cash and shares, as determined by the Committee.

Restricted Stock.   Restricted stock may be granted in such amounts and subject to such terms and conditions as determined by the Committee, including time-based and performance-based vesting restrictions. The Committee may establish performance measures, as described below, for restricted stock awards.

Participants holding restricted stock may exercise full voting rights with respect to those shares during the period of restriction and, subject to the Committee’s right to determine otherwise and as set forth in the award agreement, will receive regular dividends.

Performance Measures

The Committee may specify that the attainment of the general performance measures set forth below will determine the degree of vesting and/or payout with respect to awards that the Committee intends will qualify as performance-based compensation under Code Section 162(m). The performance goals to be used for such awards will be chosen from among the following performance measure(s): earnings per share, economic value added, market share (actual or targeted growth), net income (before or after taxes), operating income, return on assets (actual or targeted growth), return on capital (actual or targeted growth), return on equity (actual or targeted growth), return on investment (actual or targeted growth), gross or net underwriting results, revenue (actual or targeted growth), share price, stock price growth and total shareholder return. The Committee has discretion to adjust the determination of the degree of attainment of the pre-established performance goals. However, awards that are designed to qualify as performance-based compensation and which are held by a covered employee may not be adjusted upward.

A “covered employee” means a person specified in Section 162(m) of the Code—generally the chief executive officer and the next four most highly-compensated officers.

Termination of Employment or Service

Each award agreement will set forth the participant’s rights with respect to each award following termination of employment or service. However, unless an award agreement provides otherwise, the following default termination provisions will automatically apply: (i) if the termination of employment or service is by the Company for cause, by a nonemployee director or consultant for any reason, or by an employee without good reason, all options and SARs will expire and all unvested shares of restricted stock will be forfeited upon the date of termination of employment or service; (ii) if the participant is an employee and the termination of employment is by the participant for good reason, all options and SARs may be exercised for a period of 3 months after the participant’s date of termination and all unvested shares of restricted stock will be forfeited; (iii) if the termination of employment or service is a result of the participant’s death or disability, all options and SARs may be exercised for a period of 12 months after the participant’s date of termination and all unvested shares of restricted stock will vest; and (iv) if the termination of employment or service is by the Company for any reason other than cause or the participant’s disability, all options and SARs may be exercised for a period of 3 months after the participant’s date of termination of employment or service and all unvested shares of restricted stock which were not granted during the year in which such termination of employment or service occurs shall vest (any shares of restricted stock granted during the year of termination of employment or service will be forfeited).

Change in Control

Upon a change in control, as defined below, all stock options and SARs outstanding at the time of the change in control will become exercisable in full immediately prior to the change of control and any restriction periods and restrictions imposed on restricted stock awards will lapse.

A change in control of the Company will be deemed to have occurred as of the first day any of the following events occurs: (i) the closing of any merger, combination, consolidation or similar business transaction involving the Company in which holders of shares immediately prior to such closing are not the holders, directly or indirectly, of a majority of the ordinary voting securities of the surviving person (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 and used in Sections 13(d) and 14(d) thereof, including a “group,” as defined in Section 13(d) thereof) (“Person”) in such transaction immediately after such closing; (ii) the closing of any sale or transfer by the Company of all or substantially all of its assets to an acquiring Person in which the holders of shares immediately prior to such closing are not the holders of a majority of the ordinary voting securities of the acquiring Person immediately after such closing; or (iii) the closing of any sale by the holders of shares of an amount of shares that equals or exceeds a majority of the shares immediately prior to such closing to a Person in which the holders of the shares immediately prior to such closing are not the holders of a majority of the ordinary voting securities of such Person immediately after such closing.

Tax Withholding

The Company may deduct or withhold, or require a participant to remit, an amount sufficient to satisfy federal, state, and/or local taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Incentive Plan. The withholding requirement may be satisfied, in whole or in part, by having the Company withhold shares having a fair market value equal to the minimum statutory total tax which could be imposed on the transaction.

III.   Award Information

It is not possible at this time to determine awards that will be made in the future pursuant to the Incentive Plan. Options that have been granted under the Incentive Plan in the past are set forth in the following table.

Option Grants under the Incentive Plan

Number of Securities
Underlying
Name and Position	Options Granted
David F. Brussard, President, CEO and Chairman of the Board	290,575
Daniel D. Loranger, Vice President	113,525
Edward N. Patrick, Jr., Vice President	67,350
William J. Begley, Jr., Vice President, CFO and Secretary	67,350
David E. Krupa, Vice President	25,410
All current executive officers as a group	626,544
All current directors who are not executive officers as a group	30,000
Each nominee for election as a director:
Peter J. Manning	10,000
David K. McKown	10,000
Each associate of such persons	—
Each other person who received 5% of such options	—
All employees, including all current officers who are not executive officers, as a group	373,225

IV.   Federal Income Tax Consequences

The following is a brief description of the principal federal income tax consequences relating to options awarded under the Incentive Plan. This summary is based on the Company’s understanding of present federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.

Consequences to the Optionholder

Grant.   There are no federal income tax consequences to the optionholder solely by reason of the grant of ISOs or NQSOs under the Incentive Plan.

Exercise.   The exercise of an ISO is not a taxable event for regular federal income tax purposes if certain requirements are satisfied, including the requirement that the optionholder generally must exercise the ISO no later than three months following the termination of the optionholder’s employment with the Company. However, such exercise may give rise to alternative minimum tax liability (see “Alternative Minimum Tax” below).

Upon the exercise of a NQSO, the optionholder will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the amount paid therefor by the optionholder as the exercise price. The ordinary income, if any, recognized in connection with the exercise by an optionholder of a NQSO will be subject to both wage and employment tax withholding.

The optionholder’s tax basis in the shares acquired pursuant to the exercise of an option will be the amount paid upon exercise plus, in the case of a NQSO, the amount of ordinary income, if any, recognized by the optionholder upon exercise thereof.

Qualifying Disposition.   If an optionholder disposes of shares of Common Stock acquired upon exercise of an ISO in a taxable transaction, and such disposition occurs more than two years from the date on which the option was granted and more than one year after the date on which the shares were transferred to the optionholder pursuant to the exercise of the ISO, the optionholder will recognize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the optionholder’s adjusted basis in such shares (generally the option exercise price).

Disqualifying Disposition.   If the optionholder disposes of shares of Common Stock acquired upon the exercise of an ISO (other than in certain tax-free transactions) within two years from the date on which the ISO was granted or within one year after the transfer of shares to the optionholder pursuant to the exercise of the ISO, at the time of disposition the optionholder will generally recognize ordinary income equal to the lesser of (i) the excess of each such share’s fair market value on the date of exercise over the exercise price paid by the optionholder or (ii) the optionholder’s actual gain (i.e., the excess, if any, of the amount realized on the disposition over the exercise price paid by the optionholder). If the total amount realized in a taxable disposition (including return of capital and capital gain) exceeds the fair market value on the date of exercise of the shares of Common Stock purchased by the optionholder under the option, the optionholder will recognize a capital gain in the amount of such excess. If the optionholder incurs a loss on the disposition (i.e., if the total amount realized is less than the exercise price paid by the optionholder), the loss will be a capital loss.

Other Disposition.   If an optionholder disposes of shares of Common Stock acquired upon exercise of a NQSO in a taxable transaction, the optionholder will recognize capital gain or loss in an amount equal to the difference between the optionholder’s basis (as discussed above) in the shares sold and the total amount realized upon disposition. Any such capital gain or loss (and any capital gain or loss recognized on a disqualifying disposition of shares of Common Stock acquired upon exercise of ISOs as discussed above) will be short-term or long-term depending on whether the shares of Common Stock were held for more than one year from the date such shares were transferred to the optionholder.

Alternative Minimum Tax.   Alternative minimum tax (“AMT”) is payable if and to the extent the amount thereof exceeds the amount of the taxpayer’s regular tax liability, and any AMT paid generally may be credited against future regular tax liability (but not future AMT liability). AMT applies to alternative minimum taxable income.

For AMT purposes, the spread upon exercise of an ISO (but not a NQSO) will be included in alternative minimum taxable income, and the taxpayer will receive a tax basis equal to the fair market value of the shares of Common Stock at such time for subsequent AMT purposes. However, if the optionholder disposes of the ISO shares in the year of exercise, the AMT income cannot exceed the gain recognized for regular tax purposes, provided that the disposition meets certain third-party requirements for limiting the gain on a disqualifying disposition. If there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition is not considered alternative minimum taxable income.

Consequences to the Company

There are no federal income tax consequences to the Company by reason of the grant of ISOs or NQSOs or the exercise of an ISO (other than disqualifying dispositions).

At the time the optionholder recognizes ordinary income from the exercise of a NQSO, the Company will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that the Company satisfies its reporting obligations described below. To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of an ISO, the Company will be entitled to a corresponding deduction in the year in which the disposition occurs.

The Company will be required to report to the Internal Revenue Service any ordinary income recognized by any optionholder by reason of the exercise of a NQSO or upon a disqualifying disposition of an ISO. The Company will be required to withhold income and employment taxes (and pay the employer’s share of employment taxes) with respect to ordinary income recognized by the optionholder upon the exercise of a NQSO, but not upon a disqualifying disposition of an ISO.

Other Tax Consequences

The foregoing discussion is not a complete description of the federal income tax aspects of options granted under the Incentive Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, the foregoing discussion does not address state or local tax consequences.

The Board of Directors recommends a vote FOR this proposal.

PROPOSAL 3

APPROVAL OF THE
ANNUAL PERFORMANCE INCENTIVE PLAN

The Board recommends that stockholders approve the Company’s Annual Performance Incentive Plan (the “Annual Performance Plan”).

I.   Description of the Proposal

On March 10, 2006, the Board approved the Annual Performance Plan, subject to stockholder approval. The Annual Performance Plan is designed to provide key executives of the Company with performance-based annual incentive awards. The Board is submitting the Annual Performance Plan for stockholder approval at the 2006 Annual Meeting.

Stockholder approval of the Annual Performance Plan will allow incentive awards paid thereunder to qualify as deductible performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). If the Annual Performance Plan is approved by stockholders, it will be effective as of January 1, 2006 and will remain in effect until such time as it is terminated by the Board.

II.   Description of the Annual Performance Plan

The following description of the material features of the Annual Performance Plan is qualified in its entirety by reference to the text of the Annual Performance Plan, a copy of which is attached as Appendix E hereto.

Purpose of the Annual Performance Plan

The purpose of the Annual Performance Plan is to provide designated key employees of the Company with meaningful financial rewards for the accomplishment of financial and strategic objectives of the Company. Awards payable under the Annual Performance Plan are intended to qualify as performance-based compensation under Section 162(m) of the Code and regulations promulgated thereunder.

Administration of the Incentive Plan

The Annual Performance Plan will be administered by the Compensation Committee of the Board (the “Committee”). The Committee will select the individuals to whom awards will be made, designate the performance period, establish the performance objectives for any performance period, and certify whether such performance objectives have been achieved.  Any determination made or action taken by the Committee arising out of or in connection with the construction, administration and interpretation of the Annual Performance Plan will, to the fullest extent permitted by law, be within the Committee’s absolute discretion and will be conclusive and binding on all persons, including the Company, its subsidiaries, its stockholders, the participants and their estates and beneficiaries.

Amendment and Termination

The Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan. However, no such action will be effective without approval by the Company’s stockholders to the extent necessary to continue to qualify the amounts payable to participants as performance-based compensation under Section 162(m).

Eligibility and Participation

Eligibility under the Annual Performance Plan is limited to “covered employees” (as such term is defined in Section 162(m) of the Code—generally the chief executive officer and the next four most highly-compensated officers) and other executive officers designated by the Committee, in its sole and absolute discretion. Members of the Board who are not employees of the Company shall not be eligible to participate in the Plan. The approximate number of individuals who are currently eligible to participate in the Annual Performance Plan is eight.

Performance Period

The performance period under the Annual Performance Plan is the Company’s fiscal year or such other periods as may be designated by the Committee.

Designation of Participants, Performance Period and Performance Criteria

Within 90 days after the commencement of each performance period (or such other date as may be required or permitted under Section 162(m) of the Code), the Committee shall (i) select the participants to whom incentive awards shall be granted, (ii) designate the applicable performance period, (iii) establish the target award for each participant, and (iv) establish the performance objective or objectives that must be satisfied in order for a participant to receive an incentive award for such performance period.

Performance Objectives

The performance objectives that will be used to determine the degree of payout of incentive awards under the Annual Performance Plan will be based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee: net income, earnings before income taxes, earnings per share, return on shareholders equity, expense management, profitability of an identifiable business unit or product, ratio of claims to revenues, revenue growth, earnings growth, total shareholder return, cash flow, return on assets, pretax operating income, net economic profit (operating earnings minus a charge for capital), customer satisfaction, agency satisfaction, employee satisfaction, quality of services, strategic innovation, or any combination of the foregoing.

Target and Range of Incentive Awards

Each participant will have a target award that will be based on achieving the target performance objectives established by the Committee. The target award will be a percentage of the participant’s annual salary at the end of the performance period. If the performance objectives established by the Committee are met at the target level, the participant will receive an incentive award equal to 100% of the target award. Based upon the degree of attainment of the pre-established performance objectives, actual incentive awards can range between 50% and 150% of the target award, as determined by the Committee. However, the maximum incentive award that may be paid to a participant under the Annual Performance Plan in any calendar year shall not exceed $1,200,000.

Committee Discretion

With respect to a participant who is a covered employee, the Committee retains the discretion to reduce or eliminate the amount of the incentive award otherwise payable to such participant under the terms of the Annual Performance Plan. With respect to a participant who is not a covered employee, the Committee retains the discretion to increase, reduce or eliminate the amount of the incentive award otherwise payable to such participant.

Committee Certification

As soon as practicable after the end of the each performance period, the Committee will (i) determine whether the performance objectives for the performance period have been satisfied, (ii) determine the amount of the incentive award to be paid to each participant for the performance period and (iii) certify such determination in writing. If minimum performance objectives are not met, the participant will receive no incentive award for the specified performance period.

Payment of Incentive Awards

Payment of incentive awards will be made as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained, unless all or a portion of an award is deferred pursuant to the participant’s timely and validly made election. Any such payments will be made in cash or, at the discretion of the Committee, in an equivalent value of shares of Common Stock.

Termination of Employment

Unless the Committee determines otherwise, a participant must be actively employed by the Company or a subsidiary on the last day of the performance period to receive an incentive award under the Annual Performance Plan for such performance period.

Change in Control

In the event of a change in control of the Company (as such term is defined in a participant’s employment agreement with the Company, or in the absence of such agreement, in the Safety Insurance Group, Inc. 2002 Management Omnibus Incentive Plan, as amended from time to time), all performance objectives for the then current performance period will be deemed to have been achieved at target levels of performance and the Committee will cause each participant to be paid an amount in cash based on such assumed performance prorated for the performance period, as soon as practicable but in no event later than thirty business days following the change in control.

III.   Award Information

As incentive awards under the Annual Performance Plan are based on future performance, it is not possible at this time to determine the awards that will be made in the future.

IV.   Federal Income Tax Consequences

The following is a brief description of the principal federal income tax consequences relating to incentive awards made under the Annual Performance Plan. This summary is based on the Company’s understanding of present federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.

Participants will recognize ordinary income equal to the amount of the award received in the year of receipt. That income will be subject to applicable income and employment tax withholding by the Company. If and to the extent that payments made under the Annual Performance Plan satisfy the requirements of Section 162(m) of the Code and otherwise satisfy the requirements of deductibility under federal income tax law, the Company will receive a corresponding deduction for the amount constituting ordinary income to the participant.

The Board of Directors recommends a vote FOR this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 3, 2006 with respect to the beneficial ownership of shares of Common Stock by the following individuals: (a) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of such stock; (b) each of the Company’s directors and director nominees; (c) each of the Company’s Named Executive Officers; and (d) all of the Company’s directors, director nominees and executive officers as a group. Except as stated below, each holder listed below has sole or shared investment and/or voting power with respect to the shares of Common Stock beneficially owned by the holder, subject to community property laws where applicable. The information in the table and the related notes has been furnished by or on behalf of the indicated owners.

	Amount of shares	Percentage of
Name and address of beneficial owner	beneficially owned	class (%) (7)
(a) Security ownership of certain beneficial owners:
Gilder, Gagnon, Howe & Co. LLC (1)	1,308,660	8.3%
1775 Broadway, 26th Floor
New York, NY 10019-1995
Fairholme Partners LP (3)	1,238,649	7.9%
51 JFK Parkway
Short Hills, NJ 07078-2750
JZ Equity Partners PLC (2)	1,184,004	7.5%
17A Curzon Street
London, England W1J 5HS
Barclays Global Investors, NA (4)	1,011,975	6.4%
45 Fremont Street
San Francisco, CA 94105-2228
(b) Security ownership of directors and director nominee:
David F. Brussard (5)	615,775	3.9%
A. Richard Caputo, Jr. (6)	304,027	1.9%
Frederic H. Lindeberg (5)	7,287	0.0%
Peter J. Manning (5)*	6,500	0.0%
David K. McKown (5)*	2,000	0.0%
(c) Security ownership of Named Executive Officers:
David F. Brussard (5)	615,775	3.9%
Daniel D. Loranger (5)	333,124	2.1%
Edward N. Patrick, Jr. (5)	237,294	1.5%
William J. Begley, Jr. (5)	97,684	0.6%
David E. Krupa (5)	106,541	0.7%
(d) All directors, director nominees and executive officers as a group
(12 persons)	1,802,626	11.5%

*                     Nominee for director.

(1)             Based on Schedule 13G, dated January 10, 2006, filed by Gilder, Gagnon, Howe & Co. LLC, which states sole voting power over 4,450 shares and shared dispositive power over all 1,308,660 shares.

(2)             JZ Equity Partners PLC is an investment trust listed on the London Stock Exchange. Its business is to invest, primarily in the United States, in debt and equity securities recommended by Jordan/Zalanick Advisors, Inc., a Delaware corporation, based in New York, that is its sole investment advisor. The Jordan Company LP is an affiliate of Jordan/Zalanick Advisors, Inc. JZ Equity Partners PLC is governed by a board of independent directors.

(3)             The general partner of Fairholme Partners, LP is Fairholme Capital Management LLC, which may be deemed a beneficial owner of Common Stock owned by Fairholme Partners, LP.

(4)             Based on Schedule 13G, dated January 31, 2006, filed by Barclays Global Investors, N.A. which states sole voting power over  941,793  shares and sole dispositive power over all 1,011,975 shares.

(5)             The table includes the following shares that each individual or group of beneficial owners has the right to acquire through the exercise of vested options:  Mr. Brussard—49,810 shares; Mr. Lindeberg—2,000 shares; Mr. Manning—4,000 shares; Mr. Loranger—29,340 shares: Mr. Patrick—12,180 shares; Mr. Krupa—1,308 shares; and all directors, director nominees and executive officers as a group—106,308 shares.

(6)             Mr. Caputo is a Senior Principal of The Jordan Company LP, the private investment firm that sponsored management’s buyout of the Company in October 2001.

(7)             Percentages based upon 16,027,425 shares beneficially owned comprised of 15,877,317 shares of Common Stock outstanding and eligible to vote on the Record Date and 150,108 shares of Common Stock all directors, director nominees and executive officers have the right to acquire through the exercise of vested options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than ten percent of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities, if any. Executive officers, directors and greater than ten percent beneficial owners are required to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on the Company’s review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

Summary Compensation Table

The following table sets forth all plan and non-plan compensation awarded to, earned by or paid to the Company’s CEO and the other Named Executive Officers at the end of fiscal year December 31, 2005.

		Annual Compensation			Long-Term Compensation Awards
				Other
				Annual	Restricted	Securities	All Other
				Compensation	Stock	Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)	Award ($) (1)	Options (#)	($) (2)
David F. Brussard	2005	691,875	830,250	—	800,000	—	738,898
President, CEO and	2004	675,000	770,000	—	575,000	—	315,552
Chairman of the Board	2003	535,052	476,395	—	—	124,525	243,472
Daniel D. Loranger	2005	338,250	304,425	—	300,000	—	333,801
Vice President	2004	330,000	300,000	—	225,000	—	162,344
	2003	252,580	222,665	—	—	58,175	97,934
Edward N. Patrick, Jr.	2005	297,250	267,525	—	300,000	—	270,614
Vice President	2004	290,000	264,000	—	140,000	—	125,277
	2003	241,354	151,829	—	—	30,450	88,178
William J. Begley, Jr.	2005	256,250	230,625	—	220,000	—	236,837
Vice President, CFO	2004	250,000	227,000	—	140,000	—	106,277
and Secretary	2003	156,000	139,403	—	—	30,450	58,964
David E. Krupa	2005	189,625	170,663	—	80,000	—	131,122
Vice President	2004	185,000	111,000	—	40,000	—	79,532
	2003	166,703	23,317	—	—	3,270	53,295

(1)             The amounts shown in 2005 and 2004 represent the value of Restricted Stock awards under the Incentive Plan, at the closing share price on the effective date of the grants. Restricted Shares vest 30%, 30% and 40% annually over a three-year period from the effective date of grant based on continuous service by the employee throughout such period. The shares underlying the Restricted Stock awards are considered outstanding common stock when awarded and as such are entitled to voting and dividend rights. In March 2005, the Company awarded Mr. Brussard 22,708 shares of restricted stock;   Mr. Loranger 8,515 shares of restricted stock;   Mr. Patrick 8,515 shares of restricted stock;   Mr. Begley 6,245 shares of restricted stock; and Mr. Krupa 2,271 shares of restricted stock. In March 2004, the Company awarded Mr. Brussard  31,081 shares of restricted stock;   Mr. Loranger 12, 162 shares of restricted stock;  Mr. Patrick 7,568 shares of restricted stock;  Mr. Begley 7,568 shares of restricted stock; and Mr. Krupa 2,162 shares of restricted stock. The market value at December 31, 2005 of Mr. Brussard’s, Mr. Loranger’s, Mr. Patrick’s, Mr. Begley’s, and Mr. Krupa’s unvested restricted stock was $1,795,052, $687,420, $557,631, $465,991 and $152,760, respectively.

(2)             The 2005 amounts under “All Other Compensation” consist of (A) an annual bonus earned in 2005 and allocated to the executive’s account under the Executive Plan (Mr. Brussard—$644,436, Mr. Loranger—$279,936, Mr. Patrick—$232,956, Mr. Begley—$204,282, and Mr. Krupa—$117,612); (B) employer matching contributions to the Safety Insurance Company’ 401(k) qualified defined contribution retirement plan (the “Retirement Plan”) for the plan year ended December 31, 2005 on behalf of each Named Executive Officer ($12,600 each to Mr. Brussard, Mr. Loranger, Mr. Patrick, and Mr. Begley;  $10,500 to Mr. Krupa); (C) employer matching contributions to the Executive Plan for the plan year ended December 31, 2005 on behalf of four of the Named Executive Officers (Mr. Brussard—$74,213, Mr. Loranger—$24,795, Mr. Patrick—$20,175, and Mr. Begley—$15,495); (D) term life insurance premiums (Mr. Brussard—$2,650, Mr. Loranger—$14,470, Mr. Patrick—$2,883, Mr. Begley—$2,460, and Mr. Krupa—$1,010); and (E) a holiday gift paid in 2005 ($2,000 to each Named Executive Officer except $5,000 to Mr. Brussard).

Aggregated Option Exercises in 2005 and December 31, 2005 Option Values

The following table sets forth information with respect to each Named Executive Officer concerning the shares acquired and value realized upon exercise during 2005 and the number and value of options held as of December 31, 2005.

			Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised
	Acquired	Value	Options		In-the-Money Options
	on Exercise	Realized	at December 31, 2005 (#)(1)		at December 31, 2005 ($)(2)
Name	(#)	($)	Exerciseable	Unexerciseable	Exerciseable	Unexerciseable
David F. Brussard	109,878	2,538,668	—	116,229	—	3,246,113
Daniel D. Loranger	19,453	371,549	9,070	45,409	257,316	1,264,286
Edward N. Patrick, Jr.	16,515	363,526	7,380	26,940	209,371	751,742
William J. Begley, Jr.	23,895	561,668	—	26,940	—	751,742
David E. Krupa	9,837	250,773	—	10,164	—	287,005

(1)             The options were granted in 2003 and 2002 under the Incentive Plan. No options were granted during 2005 and 2004. The 2003 options have ten-year terms and vest in three annual installments of 30%, 30% and 40%. The 2002 options have ten-year terms and vest in five equal installments beginning on the first anniversary of their November 27, 2002 grant date. The exerciseable options are from the 2002 grant.

(2)             The dollar amounts set forth under these columns are the result of calculations based on the difference between the option exercise prices ($13.03 for the 2003 grant and $12.00 for the 2002 grant) and the $40.37 closing price per share of the Common Stock on December 31, 2005.

Employment-Related Agreements

The Company has entered into certain agreements with the Named Executive Officers and with a number of other key executives.

David F. Brussard.   Under his employment agreement with the Company, Mr. Brussard has agreed to serve as CEO and President of the Company for a five-year term ending December 31, 2009, which automatically renews for successive one-year terms thereafter, subject to at least 180 days’ advance notice by either party of a decision not to renew the employment agreement. Under the terms of the employment agreement effective November 8, 2004, Mr. Brussard is entitled to receive an initial annual base salary of $675,000, to be increased on an annual basis to reflect increases in the cost of living index specified therein or as otherwise determined by the Board or the Compensation Committee. As determined in the sole discretion of the Board, Mr. Brussard will also be paid an annual bonus of not less than 35% of the total amount of bonuses paid in such year to officers of the Company who hold positions entitled Vice President or higher. Mr. Brussard is also entitled to certain perquisites, including reimbursement of expenses, paid vacations, health, life and other similar insurance benefits and a car, all as determined by the Board.

Other Named Executive Officers.   On November 8, 2004, the Company entered into employment contracts with each of Mr. Loranger, Mr. Patrick, Mr. Begley, and Mr. Krupa. Each of these employment agreements has a term ending December 31, 2007 and automatically renews for successive one-year terms unless either party provides written notice not to renew at least 180 days prior to the scheduled expiration date.

Under their respective employment agreements effective on November 8, 2004, Messrs. Loranger, Patrick, Begley, and Krupa are entitled to receive initial annual base salaries of $330,000, $290,000, $250,000, and $185,000, respectively, to be increased on an annual basis to reflect increases in the cost of living index specified therein or as otherwise determined by the Board or the Compensation Committee. As determined in the sole discretion of the Board or the Compensation Committee, Messrs. Loranger, Patrick, Begley, and Krupa are paid an annual bonus based on both the Company’s and their performance.

In addition, Messrs. Loranger, Patrick, Begley, and Krupa are also entitled to certain perquisites, including reimbursement of expenses, paid vacations, health, life and other similar insurance benefits.

Provisions Common to Each Named Executive Officer’s Employment Agreement.   Certain provisions are common to each of the Named Executive Officers’ employment agreements. These common provisions include, among other things, the following:

•       if the executive’s employment is terminated by the Company for a reason other than cause, death, disability or continuous poor performance, or is terminated by the executive for good reason or as a result of the Company’s willful and material violation of the executive’s employment agreement or certain other agreements between the executive and the Company, then the Company must provide (i) any earned but unpaid base salary and bonus, (ii) a lump sum payment equal to the annual salary he would have received during the remaining term of his employment agreement; and (iii) other customary benefits through the remaining portion of the term of his employment agreement (collectively, the “Severance Payment”);

•       if the executive’s employment is terminated by the Company for a reason other than cause, death, disability or continuous poor performance, or is terminated by the executive for good reason or as a result of the Company’s willful and material violation of the executive’s employment agreement or certain other agreements between the executive and the Company, in each case, within three years after a change of control, then the Company must provide the greater of the Severance Payment or the following: (i) any earned but unpaid base salary and bonus, (ii) a lump sum payment equal to, for the CEO and CFO, three times, and for the remaining Named Executive Officers, two times, the sum of (1) the executive’s base salary in effect immediately prior to the date of termination and (2) the most recent annual bonus paid to the executive, and (iii) other customary benefits for a three-year period after the date of termination (for the CEO and CFO) and for the two-year period after the date of termination (for the remaining Named Executive Officers);

•       the agreements provide for excise tax gross-up payments that reimburse the executives for any excise taxes they may incur under Section 4999 of the Internal Revenue Code;

•       the agreements contain non-competition and non-solicitation provisions; and

•       each executive has agreed not to disclose confidential information of the Company.

Executive Incentive Compensation Plan

The Company established its Executive Plan so that it and related companies may provide executive and management employees selected by the Board, including the Named Executive Officers, with an opportunity to build additional financial security, thereby attracting and retaining key employees. All of the Named Executive Officers are eligible for this plan. Under this plan, an annual allocation amount is made to a bonus pool as of the last day of each calendar year, beginning with calendar year 2002 and ending with the calendar year before the calendar year in which a change of control occurs. The annual allocation amount for each year is based on a percentage of the combined statutory net income of the Insurance Subsidiaries.

At the end of each calendar year, the Board reviews the performance of eligible individuals, and in its sole discretion, allocates the entire amount in the bonus pool among such eligible individuals. The portion of the bonus pool allocated to an eligible individual is credited to an account established for the individual. The balance of an individual’s account is distributed in a lump sum as soon as practicable after the first day on which the individual is no longer employed by the Company or any related company, regardless of the reason for termination of employment. The plan may be amended or terminated by the Board at any time, provided that no amendment or termination may materially adversely affect the rights of any participant with respect to the calendar years ended prior to the date on which such amendment or termination is adopted by the Board.

The Named Executive Officers earned the fourth annual bonus in 2005 under the Executive Incentive Compensation Plan in an aggregate amount of $1,479,222, consisting of Messrs. Brussard, Loranger, Patrick, Begley, and Krupa, who earned $644,436, $279,936, $232,956, $204,282 and $117,612, respectively.

On August 21, 2003, our Board approved an amendment to the Executive Incentive Compensation Plan to provide a deferred compensation benefit with a supplemental matching provision that mirrors the Retirement Plan. On March 15, 2005, this provision was amended to provide that the participant’s compensation for this purpose means the participant’s base salary and annual bonus received (or deferred) in the plan year. In accordance with this amendment, the Company made a matching contribution in an amount equal to 75% of the participant’s elective deferrals under the plan up to a maximum of 8% the participant’s compensation during the plan year. Amounts deferred under the Executive Plan do not include amounts deferred under the Retirement Plan, thus the Company’s matching contributions under the Executive Plan do not include amounts the Company has matched under the Retirement Plan in any given year. As such, the Company paid employer matching contributions for 2005 to the Company’s Executive Incentive Compensation Plan on behalf of four of the Named Executive Officers (Mr. Brussard—$74,213, Mr. Loranger—$24,795, Mr. Patrick—$20,175, and Mr. Begley—$15,495).

2002 Management Omnibus Incentive Plan

Long-term incentive compensation is provided under the Incentive Plan. A detailed description of the Incentive Plan, including proposed amendments thereto, is found in Proposal 2 of this Proxy Statement.

On March 8, 2005, the Compensation Committee approved the grant of options to purchase 78,000 shares of Common Stock at the $35.23 per share closing price of the stock on the grant date to a 21-member group of the Company’s employees. These grants were effective on March 16, 2005, have a ten-year term and vest in five equal annual installments beginning on the first anniversary date of these grants.

On March 14, 2005, the Compensation Committee approved the grant of 56,770 shares of restricted stock to the Company’s seven member executive management team, comprised of the five Named Executive Officers, Daniel F. Crimmins and Robert J. Kerton (the “Management Team”). These awards of restricted stock were made to each of the Named Executive Officers; 22,708 to Mr. Brussard, 8,515 to Mr. Loranger, 8,515 to Mr. Patrick, 6,245 to Mr. Begley, and 2,271 to Mr. Krupa. These grants were effective on March 16, 2005 and the right to sell or transfer the stock vests in three annual installments of 30%, 30% and 40% beginning on the first anniversary date of these grants.

On March 14, 2005, the Compensation Committee approved the grant of 1,000 shares of Common Stock at the $35.23 per share closing price of the stock on the grant date to each of the four non-employee directors of the Company. This grant was effective on March 16, 2005. The shares cannot be sold, assigned, pledged, or otherwise transferred, encumbered or disposed of until the recipient is no longer a member of our Board of Directors.

Equity Compensation Plan Information

The following table sets forth information regarding all of the Company’s equity compensation plans as of December 31, 2005.

	Number of		Number of securities
	securities to be		remaining available
	issued upon	Weighted-average	for future issuance
	exercise of	exercise price of	under equity
	outstanding	outstanding	compensation plans
	options, warrants	options, warrants	(excluding securities
	and rights	and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved
by security holders (1)	$496,086	$17.04	$225,958
Equity compensation plans not approved
by security holders	N/A	N/A	N/A
Total	$496,086	$17.04	$225,958

(1)             This information pertains to grants made under the Incentive Plan. This plan was approved by our security holders and our Board and was effective prior to the November 27, 2002 date of our IPO.

Safety Insurance 401(k) Retirement Plan

Effective January 1, 2002, the Company re-established the Retirement Plan. The Retirement Plan is available to all eligible employees of the Company. An employee must be 21 years of age to be eligible to participate in the Retirement Plan, and is allowed to contribute on a pre-tax basis up to the maximum allowed under federal law. The Retirement Plan is administered by the Company and is subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”). At the close of each Retirement Plan year, the Company makes a matching contribution equal to 75% of the amount each participant contributed during the plan year from their total pay, up to a maximum amount of 8% of the participant’s base salary, to those participants who have contributed to the Retirement Plan and were employed on the last day of the Retirement Plan year.

Section 162(m)

Section 162(m) of the Internal Revenue Code limits publicly-held companies to an annual deduction for federal income tax purposes of $1.0 million for compensation paid to the Company’s Named Executive Officers determined at the end of each year. Under a special rule that applies to corporations that become public through an IPO, this limitation in Section 162(m) generally will not apply to compensation that is paid under the Company’s Executive Incentive Compensation Plan and Incentive Plan before the first meeting of the Company’s shareholders in 2006 at which directors will be elected.

Performance-based compensation that meets certain requirements, including shareholder approval, is excluded from this limitation under Section 162(m). In general, compensation qualifies as performance-based compensation under Section 162(m) if (i) it is conditioned on the achievement of one or more pre-established, objective performance goals, (ii) such goal or goals are established by a committee of the Board consisting solely of two or more outside directors and (iii) material terms of the performance goals under which the compensation is payable are disclosed to, and subsequently approved by, the corporation’s shareholders prior to payment. The Incentive Plan and the Annual Performance Plan are designed to comply with Section 162(m) requirements. Pursuant to Proposal 2 and Proposal 3 of this Proxy Statement, the Board is recommending that shareholders approve the Incentive Plan and the Annual Performance Plan to allow awards paid thereunder to qualify as deductible performance-based compensation under Section 162(m).

Compensation Committee Interlocks and Insider Participation

The Company’s Compensation Committee consists of David K. McKown (Chairman), Frederic H. Lindeberg and Peter J. Manning, who are three independent non-employee directors who have no “interlocking” relationships as defined by the SEC, or other relationships with the Company that would call into question their independence as members of the Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal year 2005, the Company did not engage in transactions that would require disclosure under this section.

COMMON STOCK PERFORMANCE GRAPH

Set forth below is a line graph comparing the dollar change in the cumulative total shareholder return on the Company’s Common Stock, for the period beginning on November 27, 2002 (the close of the Company’s IPO and first trade date for the Company’s common stock) and ending on December 31, 2005, with the cumulative total return of the NASDAQ Stock Market Index and a peer group comprised of six selected property & casualty insurance companies over the same period. The peer group consists of Baldwin & Lyons, Inc., the Commerce Group, Inc., Mercury General Corp., State Auto Financial Corp., Selective Insurance Group, Inc., and 21st Century Insurance Group, which has been weighted according to each peer’s respective aggregate market capitalization on the November 27, 2002 measurement point. The graph shows the change in value of an initial $100 investment on November 27, 2002, assuming re-investment of all dividends.

Comparative Cumulative Total Returns since 11/27/2002 IPO Among
Safety Insurance Group, Inc.,
Property & Casualty Insurance Peer Group and the NASDAQ Stock Market Index

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

PwC is the Company’s principal accountants for the most recently completed fiscal year ended December 31, 2005. The Audit Committee of the Board selected PwC to continue as the Company’s independent accountants for fiscal year 2006 at their March 10, 2006 meeting. Representatives of PwC are expected to be present at the 2006 Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees Billed for Services Performed Related to 2005 and 2004 Services

Audit Fees.   Aggregate fees were $738,750 and $819,627 for 2005 and 2004, respectively. These fees reflect the aggregate audit fees billed or estimated to be billed by PwC for professional services rendered in connection with the audits of the Company’s annual financial statements, including the Company’s internal control over financial reporting, set forth in the Company’s Annual Report on Form 10-K, and the review of the Company’s quarterly financial statements set forth in its Quarterly Reports on Form 10-Q.

Audit-Related Fees.   Aggregate fees billed were $36,891 and $37,042 for 2005 and 2004, respectively. These fees were for professional services performed related to employee benefit plan audits, assistance with the routine examination of the Company by the Massachusetts Division of Insurance, as well as other audit-related services

Tax Fees.   Aggregate fees billed were $83,246 and $104,650 for 2005 and 2004, respectively, for professional services rendered in connection with tax compliance and tax consulting services.

All Other Fees.   Aggregate fees billed were $3,345 and $1,500 for 2005 and 2004, respectively. These fees were for the Company’s licensing of PwC proprietary research tools and regulatory assistance related to the Company’s employee benefit plan.

The Audit Committee has considered and determined that the provision of non-audit services provided in 2005 and 2004 are compatible with maintaining PwC’s independence.

Audit Committee’s Pre-Approval Policies and Procedures

The Company’s Audit Committee has established a policy that all audit and permissible non-audit services provided by the independent auditors will be pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of the Company’s auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

OTHER MATTERS

Inspectors of Election

Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078, Tel. 1-781-575-2879, www.computershare.com, has been appointed as Inspectors of Election for the Company’s 2006 Annual Meeting. Representatives of Computershare will attend the 2006 Annual Meeting to receive votes and ballots, supervise the counting and tabulating of all votes and ballots, and determine the results of the vote.

Available Information

The Company is subject to the informational reporting requirements of the Exchange Act of 1934. In accordance therewith, the Company files reports, proxy statements and other information with the SEC. The Company will provide to any shareholder, upon request and without charge, copies of all documents (excluding exhibits unless specifically requested) filed with the SEC. Written, telephone, fax or e-mail requests should be directed to the Office of Investor Relations, Safety Insurance Group, Inc., 20 Custom House Street, Boston, MA 02110, Tel: 877-951-2522, Fax: 617-603-4837, or e-Mail to InvestorRelations@SafetyInsurance.com. These documents are also made available on the Company’s website, www.SafetyInsurance.com, as soon as reasonably practicable after each press release and SEC Report is filed with, or furnished, to the SEC.

Stockholder Proposals for the 2007 Annual Meeting of Stockholders

Any shareholder proposals intended to be presented at our 2007 Annual Meeting and considered for inclusion in our proxy materials must be received by December 14, 2006. Any shareholder proposals intended to be presented at our 2007 Annual Meeting and not included in our proxy materials must comply with the advance notice provisions in Article I, Section 2 and Article II, Section 1 of our By-laws. Notices must be received by December 14, 2006. In addition, shareholders who wish to nominate directors for election must comply with the procedures described in our By-laws. All shareholder proposals should be directed to our Secretary, William J. Begley, Jr., at our address listed on page 1 of this proxy statement.

By Order of the Board of Directors,

WILLIAM J. BEGLEY, JR
Vice President, Chief Financial Officer and Secretary

APPENDIX A

Safety Insurance Group, Inc.

AUDIT COMMITTEE CHARTER

As approved by the Audit Committee and Board on April 7, 2005 and reaffirmed by the Board on August 18, 2005

This Charter (this “Charter’) of the Audit Committee has been adopted by the Board of Directors (the “Board”) of Safety Insurance Group, Inc (the “Company”).

I. General Statement of Purpose

The Audit Committee of the Board of the Company assists the Board in general oversight and monitoring of: (i) the integrity and audits of financial statements of the Company; (ii) the independent auditor’s qualifications and independence; (iii) the performance of the Company’s internal audit function and independent auditors; (iv) the accounting and financial reporting processes of the Company; and (v) the Company’s procedures for compliance with legal and regulatory requirements.

II. Audit Committee Composition

The Audit Committee shall be comprised of a minimum of three directors as appointed by the Board, who shall meet the independence and audit committee composition requirements of the Marketplace Rules promulgated by the National Association of Securities Dealers, Inc., as may be modified or supplemented, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and any applicable requirements of state law. Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including a balance sheet and statements of operations, comprehensive income and cash flows, and to the extent required, at least one member shall be an “Audit Committee Financial Expert” as such term is defined by the Commission.

The members of the Audit Committee shall be elected by the Board and shall continue to serve as such until the next annual meeting of the Board or until their respective successors are designated. Any vacancy that might arise in the membership of the Audit Committee shall be filled by appointment of the Board.

III. Meetings

The Audit Committee will meet as often as may be deemed necessary or appropriate and at such times and places as it shall determine, but not less frequently than quarterly. The Audit Committee will meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee will record the actions taken at such meetings and will report to the Board with respect to its meetings.

IV. Responsibilities and Authority

The Audit Committee shall have the sole authority to appoint, replace, determine funding for, and oversee the independent auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing and review services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor in accordance with applicable rules and regulations.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall be responsible for (i) ensuring its receipt of a formal written statement delineating all relationships between the independent auditor and the Company from the independent auditors, consistent with Independence Standards Board Standard No. 1, as may be modified or supplemented; (ii) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors; and (iii) taking, or recommending that the Board take, appropriate action to oversee the independence of the independent auditor.

The Audit Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

V. Audit Committee Principal Processes

The principal processes of the Audit Committee will generally include the following which are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate:

A.    Financial Statement and Disclosure

1.                 Review and discuss with management and the independent auditor the annual earnings release and annual audited financial statements, including disclosures made in management’s discussion and analysis.

2.                 Review and discuss with management and the independent auditor the Company’s quarterly earnings releases and quarterly financial statements prior to the filing of its Form 10-Q, including disclosures made in management’s discussion and analysis and the results of the independent auditor’s review of the quarterly financial statements.

3.                 Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.                 Review and discuss quarterly reports from the independent auditors on: (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.                 Review management’s conclusions about the Company’s disclosure controls and procedures.

6.                 Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as Amended, relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

7.                 Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

B.     Oversight of the Company’s Relationship with the Independent Auditor

1.                 Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors.

2.                 Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

C.     Oversight of the Company’s Internal Audit Function

1.                 Review the appointment and replacement of the senior internal auditing executive.

2.                 Review the significant reports to management prepared by the internal auditing department and management’s responses.

3.                 Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

VI. Annual Evaluation

The Audit Committee shall review and reassess this Charter on an annual basis.

VII. Limitation of Audit Committee’s Role

Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company’s financial statements or determining whether or not the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles or the rules of the Commission. Such responsibilities are the duty of management and the independent auditor.

APPENDIX B

Safety Insurance Group, Inc.

COMPENSATION COMMITTEE CHARTER

As approved by the Compensation Committee and the Board on March 25, 2004
and reaffirmed by the Board on August 18, 2005

This Charter (this “Charter”) of the Compensation Committee (the “Committee”) has been adopted by the Board of Directors (the “Board”) of Safety Insurance Group, Inc. (the “Company”).

I. General Statement of Purpose

The Committee shall assist in fulfilling the Board’s oversight responsibilities relating to compensation including, but not limited to: (i) reviewing and making recommendations to the Board on the Company’s compensation practices and policies; (ii) determining or recommending to the Board for determination, the salaries and incentive compensation of the Chief Executive Officer and all other executive officers; and (iii) administering and interpreting the Company’s equity-based plans. The Committee shall also prepare the report required to be included in the Company’s annual proxy statements pursuant to the rules promulgated by the United States Securities and Exchange Commission.

II. Responsibilities and Authority

In furtherance of this purpose, the Committee shall have the following responsibilities and authority:

a.                  The Committee shall approve, and review at least annually, the terms of any agreement providing for the compensation of the Chief Executive Officer. If there is no such agreement in place, or if such agreement provides for compensation based upon a determination by the Board, the Committee shall determine, or recommend to the Board for determination, the Chief Executive Officer’s annual compensation, including salary, bonus, incentive and equity compensation.

b.                 The Committee shall approve, and review at least annually, the terms of any agreement providing for the compensation of any executive officer of the Company. If there is no such agreement in place, or if such agreement provides for compensation based upon a determination by the Board, the Committee shall determine, or recommend to the Board for determination, the annual compensation, including salary, bonus, incentive and equity compensation of such executive officers.

c.                  To consider and take actions with respect to adoption, amendment, administration or termination of long-term incentive plans, equity/stock plans (subject to paragraph d below), retirement or pension plans, and other plans related to compensation of current and former employees of the Company.

d.                 To review the terms and conditions of compensation and incentive plans, evaluate the performance of compensation and incentive plans, and approve, and recommend to the Board for its approval, the initial adoption of any equity-based plans and any material modifications to such plans (such as an increase in the number of shares of the Company’s common stock available for grant thereunder) as the Committee deems appropriate.

e.                  To recommend to the Board the compensation of outside directors.

f.                    To delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.

B-1

g.                  To exercise such additional powers as may be reasonably necessary, in the Committee’s discretion, to fulfil its responsibilities hereunder.

III. Outside Advisors

The Committee, acting by majority vote, shall have the authority to retain and terminate compensation consultants to assist in the evaluation of Chief Executive Officer or executive officer compensation, including sole authority to approve such consultants’ fees and any other retention terms. The Committee, acting by majority vote, shall also have sole authority to obtain advice and assistance from internal or external legal, accounting or other advisors to assist the Committee in fulfilling its responsibilities hereunder.

IV. Annual Evaluation

The Committee shall review this Charter annually and recommend to the Board any improvements to this Charter it deems necessary.

V. Membership

The Committee shall consist of no fewer than two (2) directors, as determined by the Board. Each Committee member shall meet the independence requirements of the Marketplace Rules promulgated by the National Association of Securities Dealers, Inc., as determined by the Board, and any other requirements set forth in applicable laws, rules and regulations.

Committee members shall be appointed annually by a majority vote of the Board on the recommendation of the Nominating and Corporate Governance Committee. The Committee members may be removed, with or without cause, by a majority vote of the Board.

VI. Chairman

The Committee shall include a Committee chairman. The Committee chairman shall be appointed by a majority vote of the Board. The Committee chairman shall be entitled to chair all regular sessions of the Committee, add topics to the agenda, and cast a vote to resolve any ties.

VII. Meetings

The Committee shall meet as often as necessary to carry out its responsibilities, but at least twice yearly. The Committee chairman may call a Committee meeting upon due notice of each other Committee member at least forty-eight (48) hours prior to the meeting, unless such notice is waived by any Committee member not receiving such notice. Any Committee member may request the Committee chairman to call a meeting. A majority of Committee members, acting in person or by proxy, shall constitute a quorum. The Committee shall be responsible for maintaining minutes and other applicable records of each Committee meeting. The Committee shall report its actions and recommendations to the Board after each Committee meeting.

The Committee may invite to, or exclude from, its meetings any individual it deems appropriate in order to carry out its responsibilities.

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APPENDIX C

Safety Insurance Group, Inc.

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

As approved by the Nominating and Governance Committee on March 8, 2005 and the Board on March 10, 2005 and reaffirmed by the Board on August 18, 2005

This Charter (this “Charter”) of the Nominating and Governance Committee (the “Committee”) has been adopted by the Board of Directors (the “Board”) of Safety Insurance Group, Inc. (the “Company”).

I. General Statement of Purpose

The Committee shall assist the Board in identifying individuals qualified to become Board members, recommend director-nominees to the Board for annual shareholders’ meetings, take a leadership role in shaping the Company’s corporate governance and oversee the evaluation of the Board, management and the Board committees.

II. Responsibilities and Authority

In furtherance of this purpose, the Committee shall have the following responsibilities and authority:

1.                To lead the search for individuals qualified to become Board members to the extent necessary to fill vacancies on the Board or as otherwise desired by the Board.

2.                To develop and recommend to the Board for its approval a policy regarding director nominees recommended by shareholders, including the procedures to be followed by shareholders in submitting such recommendations. The Committee shall assess the adequacy of such policy on an annual basis, or more frequently as circumstances dictate, and recommend changes to the Board.

3.                To develop a process for identifying and evaluating director nominees. The Committee shall assess the adequacy of such process on an annual basis, or more frequently as circumstances dictate, and implement any changes to such policy as determined by a majority vote of the Committee.

4.                To conduct all necessary and appropriate inquiries into the background and qualifications of each possible director nominee.

5.                To make an annual report to the Board on emergency as well as expected CEO succession planning. The full Board will work with the Committee to recommend and evaluate potential successors to the CEO.

6.                To develop a process for shareholders of the Company to send communications to the Board. The Committee shall assess the adequacy of such process on an annual basis, or more frequently as circumstances dictate, and implement any changes to such policy as determined by a majority vote of the Committee.

7.                To develop and recommend to the Board for its approval a policy regarding Board members’ attendance at annual meetings. The Committee shall assess the adequacy of such policy on an annual basis, or more frequently as circumstances dictate, and recommend changes to the Board.

8.                To review written communications from shareholders concerning the Company’s annual general meeting and governance process and make recommendations to the Board as necessary.

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9.                To annually review and reassess the adequacy of the Company’s Code of Business Conduct and recommend changes to the Board as necessary.

10.         To review requests from directors and executive officers of the Company for waivers from the Company’s Code of Business Conduct, to make recommendations to the Board concerning such requests, and to review any required disclosures relating to such waivers.

11.         To review and approve all related-party transactions, as such term is defined in the NASDAQ Marketplace Rules.

12.         To delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.

13.         To exercise such additional powers as may be reasonably necessary, in the Committee’s discretion, to fulfill its responsibilities hereunder.

III. Outside Advisors

The Committee, acting by majority vote, shall have sole authority to retain and terminate any search firm employed to identify director nominees, including sole authority to approve the search firm’s fees and any other retention terms. The Committee, acting by majority vote, shall also have sole authority to obtain advice and assistance from internal or external legal, accounting, or other advisors to assist the Committee in fulfilling its responsibilities hereunder.

IV. Annual Evaluation

The Committee shall review this Charter annually and recommend to the Board any improvements to this Charter it deems necessary.

V. Membership

The Committee shall consist of no fewer than two (2) directors, as determined by the Board. Each Committee member shall meet the independence requirements of the NASDAQ Marketplace Rules, as determined by the Board, and any other requirements set forth in applicable laws, rules and regulations. The Committee members shall be appointed annually, and may be removed, with or without cause, by a majority vote of the Board.

VI. Chairman

The Committee shall include a Committee chairman. The Committee chairman shall be appointed by a majority vote of the Board. The Committee chairman shall be entitled to chair all regular sessions of the Committee, add topics to the agenda, and cast a vote to resolve any ties.

VII. Meetings

The Committee shall meet as often as necessary to carry out its responsibilities, but at least twice yearly. The Committee chairman may call a Committee meeting upon due notice of each other Committee member at least forty-eight (48) hours prior to the meeting, unless such notice is waived by any Committee member not receiving such notice. Any Committee member may request the Committee chairman to call a meeting. A majority of Committee members, acting in person or by proxy, shall constitute a quorum. The Committee shall be responsible for maintaining minutes and other applicable records of each Committee meeting. The Committee shall report its actions and recommendations to the Board after each Committee meeting.

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APPENDIX D

Safety Insurance Group, Inc.

2002 Management Omnibus Incentive Plan, as Amended

ARTICLE 1

Establishment, Objectives, and Duration

1.1 Establishment of the Plan.   Safety Insurance Group, Inc., a corporation organized and existing under Delaware law (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as the “Safety Insurance Group, Inc. 2002 Management Omnibus Incentive Plan, as amended” (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, and Restricted Stock.

The Plan first became effective when approved by the Board on June 25, 2002. The Plan, as amended, will become effective on May 19, 2006 if it is approved by the stockholders at the 2006 annual meeting. The Plan shall remain in effect as provided in Section 1.3 hereof.

1.2 Objectives of the Plan.   The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company’s goals and which link the personal interests of Participants to those of the Company’s shareholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

1.3 Duration of the Plan.   The Plan shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions.

ARTICLE 2

Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and, when the meaning is intended, the initial letter of the word shall be capitalized:

2.1 “Affiliate” means any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls or is controlled by the Company.

2.2 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, or Restricted Stock.

2.3 “Award Agreement” means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under the Plan.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” means (i) the willful engaging by the Participant in misconduct that is demonstrably injurious to the Company (monetarily or otherwise), as determined by the Board in its sole discretion, (ii) the Participant’s conviction of, or pleading guilty or nolo contendere to, a felony involving moral turpitude, (iii) the Participant’s violation of any confidentiality, non-solicitation, or non-competition covenant to which the Participant is subject, or (iv) the Participant’s poor performance, as determined by the Board, based on reasonable business objectives, after written notice from the Company and a reasonable opportunity to correct such poor performance.

2.6 “Change in Control” will be deemed to have occurred as of the first day any of the following events occurs:

a.                  the closing of any merger, combination, consolidation or similar business transaction involving the Company in which the holders of Shares immediately prior to such closing are not the holders, directly or indirectly, of a majority of the ordinary voting securities of the surviving Person in such transaction immediately after such closing;

b.                 the closing of any sale or transfer by the Company of all or substantially all of its assets to an acquiring Person in which the holders of Shares immediately prior to such closing are not the holders of a majority of the ordinary voting securities of the acquiring Person immediately after such closing; or

c.                  the closing of any sale by the holders of Shares of an amount of Shares that equals or exceeds a majority of the Shares immediately prior to such closing to a Person in which the holders of the Shares immediately prior to such closing are not the holders of a majority of the ordinary voting securities of such Person immediately after such closing.

2.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8 “Committee” means the Compensation Committee of the Board, as specified in Article 3 herein, or such other Committee appointed by the Board to administer the Plan with respect to grants of Awards.

2.9 “Company” means Safety Insurance Group, Inc., a corporation organized and existing under Delaware law, and any successor thereto as provided in Article 19 herein.

2.10 “Consultant” means an independent contractor who is performing consulting services for one or more entities in the Group and who is not an employee of any entity in the Group.

2.11 “Director” means a member of the Board or a member of the board of directors of an Affiliate.

2.12 “Disability” shall have the meaning ascribed to such term in the long-term disability plan maintained by the Company, or if no such plan exists, at the discretion of the Committee.

2.13 “Employee” means any employee of the Group, including any employees who are also Directors. Nonemployee Directors and Consultants shall not be considered Employees under this Plan.

2.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.15 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.16 “Fair Market Value” shall be determined in good faith by the Committee.

2.17 “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7 herein.

2.18 “Good Reason” means, with respect to an Employee, (a) a material reduction in an Employee’s authority, perquisites, position or responsibilities (other than such a reduction in perquisites which affects all of the Company’s senior executives on a substantially equal or proportionate basis), (b) the relocation of the Employee’s primary place of business or the relocation of the Employee to another Company (or Affiliate) office more than 75 miles from the location of the Employee’s principal office, or, if applicable, (c) the Employee’s employer’s willful, material violation of its obligations under his or her employment agreement, in each case, after 60 days prior written notice to the Employee’s employer and its board of directors and the Employee’s employer’s failure thereafter to cure such reduction or violation.

2.19 “Group” means the Company and the Affiliates.

2.20 “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option intended to meet the requirements of Code Section 422.

2.21 “Named Executive Officer” means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

2.22 “Nonemployee Director” shall have the meaning ascribed to such term in Rule 16b-3 of the Exchange Act.

2.23 “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

2.24 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

2.25 “Outside Director” shall have the meaning ascribed to such term under the regulations promulgated with respect to Code Section 162(m).

2.26 “Participant” means a current or former Employee, Director, or Consultant who has outstanding an Award granted under the Plan.

2.27 “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.28 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

2.29 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group,” as defined in Section 13(d) thereof.

2.30 “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 herein.

2.31 “Shares” means the shares of common stock of the Company, par value $0.01 per share, subject to adjustment pursuant to Section 4.2 herein.

2.32 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

2.33 “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein.

2.34 “Termination of Service” means, if an Employee, termination of employment with all entities in the Group, if a Director, termination of service on the Board and the board of directors of any Affiliate, as applicable, and if a Consultant, termination of the consulting relationship with all entities in the Group.

ARTICLE 3

Administration

3.1 The Committee.   The Plan shall be administered by the Committee. To the extent the Company deems it to be necessary or desirable with respect to any Awards made hereunder, the members of the Committee may be limited to Nonemployee Directors or Outside Directors, who shall be appointed from time to time by, and shall serve at the discretion of, the Board.

3.2 Authority of the Committee.   Except as limited by law or by the Articles of Incorporation or the By-laws of the Company, and subject to the provisions herein, the Committee shall have full power to select the persons who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan as they apply to Participants; establish, amend, or waive rules and regulations for the Plan’s administration as they apply to Participants; and (subject to the provisions of Article 15 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan, as the Plan applies to Participants. As permitted by law, the Committee may delegate its authority as identified herein.

3.3 Decisions Binding.   All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, Affiliates, Participants, and their estates and beneficiaries.

ARTICLE 4

Shares Subject to the Plan and Maximum Awards

4.1 Number of Shares Available for Grants.

a.                  Subject to Section 4.2 herein, the maximum number of Shares that may be issued pursuant to Awards under the Plan shall be 2,500,000. Shares underlying lapsed or forfeited Awards of Restricted Stock shall not be treated as having been issued pursuant to an Award under the Plan. Shares withheld from an Award of Restricted Stock to satisfy tax withholding obligations shall be counted as Shares issued pursuant to an Award under the Plan. Shares that are potentially deliverable under an Award that expires or is canceled, forfeited, settled in cash or otherwise settled without the delivery of Shares shall not be treated as having been issued under the Plan. Shares that are withheld to satisfy the Exercise Price of an Option or tax withholding obligations related to an Option or SAR shall not be deemed to be Shares issued under the Plan.

b.                 Unless the Committee determines that Code Section 162(m) will not apply to an Award, or that an Award should not be designed to comply with the Performance-Based Exception, the following limitations shall apply to grants of Awards under the Plan:

i.                    Options:  The maximum aggregate number of Shares with respect to which Options may be granted in any one calendar year to any one Participant shall be 1,250,000;

ii.                SARs:  The maximum aggregate number of Shares with respect to which Stock Appreciation Rights may be granted in any one calendar year to any one Participant shall be 1,250,000; and

iii.            Restricted Stock:  The maximum aggregate number of Shares of Restricted Stock that may be granted in any one calendar year to any one Participant shall be 1,250,000.

4.2 Adjustments in Authorized Shares.   In the event of any change in corporate capitalization, such as a stock split or a stock dividend, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, an adjustment shall be made to the number and kind of Shares which may be delivered pursuant to Section 4.1, to the number, kind and/or price of Shares subject to outstanding Awards granted under the Plan, and to the individual Award limitations set forth in subsections 4.1(b)(1) through 4.1(b)(3), as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be rounded to the nearest whole number, with one-half (½) of a Share rounded up to the next whole number.

ARTICLE 5

Eligibility and Participation

5.1 Eligibility.   Persons eligible to participate in this Plan include all Employees, Directors and Consultants of the Group, as determined by the Committee.

5.2 Actual Participation.   Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6

Options

6.1 Grant of Options.   Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number (subject to Article 4 herein), and upon such terms, and at any time and from time to time as shall be determined by the Committee; provided, however, that ISOs may be granted only to Employees.

6.2 Award Agreement.   Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3 Exercise Price.   The Exercise Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. However, in the case of an ISO granted to a Participant who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any subsidiary, the Exercise Price for each grant of an Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted. The Exercise Price will be subject to adjustment in accordance with the provisions of Section 4.2 of the Plan.

6.4 Duration of Options.   Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. However, in the case of an ISO granted to a Participant who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any subsidiary, such Option shall not be exercisable after the expiration of five (5) years from the date such Option is granted or such shorter term as the Committee may determine.

6.5 Exercise of Options.   Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as set forth in the Award Agreement and as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6 Payment.

a.                  Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

b.                 The Exercise Price of any Option shall be payable to the Company in full (i) in cash or its equivalent, (ii) if permitted by the Committee, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (provided that the Shares, other than Shares purchased by the Participant on the open market, must have been held by the Participant for at least six (6) months prior to their tender), or (iii) by a combination of (i) and (ii).

c.                  If the Company’s shares are publicly traded, an Option may be exercised by means of a cashless exercise with the assistance of a broker or by any other means permitted by the Committee in accordance with such terms and conditions as the Committee, in its sole discretion, shall determine to be consistent with the Plan’s purpose and applicable law.

d.                 Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise of an Option, provisions for full payment therefor and satisfaction or provision for satisfaction of any tax withholding or other obligations, the Company shall (i) deliver to the Participant, in the Participant’s name or the name of the Participant’s designee, a Share certificate or certificates in an appropriate amount based upon the number of Shares purchased under the Option, or (ii) cause to be issued in the Participant’s name or the name of the Participant’s designee, in book-entry form, an appropriate number of Shares based upon the number of Shares purchased under the Option.

6.7 Nontransferability of Options.

a.                  Incentive Stock Options.   No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, during the lifetime of a Participant, all ISOs granted to such Participant under the Plan shall be exercisable only by such Participant.

b.                 Nonqualified Stock Options.   Except as otherwise provided in a Participant’s Award Agreement, no NQSO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, during the lifetime of a Participant, all NQSOs granted to such Participant under the Plan shall be exercisable only by such Participant.

ARTICLE 7

Stock Appreciation Rights

7.1 Grant of SARs.

a.                  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee.  The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

b.                 The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

c.                  The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR.  The grant price of Tandem SARs shall equal the Exercise Price of the related Option.

7.2 Exercise of Tandem SARs.

a.                  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

b.                 Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

7.3 Exercise of Freestanding SARs.   Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them and sets forth in the Award Agreement.

7.4 SAR Agreement.   Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.5 Term of SARs.   The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

7.6 Payment of SAR Amount.   Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

a.                  the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

b.                 the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

7.7 Nontransferability of SARs.   Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, during the lifetime of a Participant, all SARs granted to such Participant under the Plan shall be exercisable only by such Participant.

ARTICLE 8

Restricted Stock

8.1 Grant of Restricted Stock.   Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

8.2 Restricted Stock Agreement.   Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

8.3 Transferability.   Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement. During the lifetime of a Participant, all rights with respect to the Restricted Stock granted to such Participant under the Plan shall be available only to such Participant.

8.4 Restrictions.

a.                  Subject to the terms hereof, the Committee shall impose such conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable and as are set forth in the Award Agreement including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws.

b.                 The Company shall retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

c.                  Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

8.5 Voting Rights.   During the Period of Restriction, subject to any limitations imposed under the By-laws of the Company, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

8.6 Dividends and Other Distributions.   Subject to the Committee’s right to determine otherwise at the time of grant, during the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may receive or be credited with regular dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate and as are set forth in the Award Agreement. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock awarded to a Named Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Stock, such that the dividends and/or the Restricted Stock maintain eligibility for the Performance-Based Exception.

ARTICLE 9

Termination of Service

Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise Options and SARs, and receive unvested Shares of Restricted Stock, following Termination of Service with the Group. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination of Service; provided, however, that the following shall automatically apply to the extent different provisions are not set forth in a Participant’s Award Agreement:

a.                 If the Termination of Service is by the Company for Cause, by a Nonemployee Director or Consultant for any reason, or by an Employee without Good Reason, all previously unexercised Options and SARs shall expire and all unvested Restricted Stock shall be forfeited upon the date of Termination of Service.

b.                If the Participant is an Employee and the Termination of Service is by the Participant for Good Reason, all previously unexercised Options and SARs may be exercised for a period of three (3) months after the date of the Participant’s Termination of Service and all unvested Restricted Stock shall be forfeited as of such date.

c.                 If the Termination of Service is a result of the Participant’s death or Disability, all previously unexercised Options and SARs may be exercised for a period of 12 months after the date of the Participant’s Termination of Service and all unvested Restricted Stock shall vest.

d.                If the Termination of Service is by the Company for any reason other than Cause or the Participant’s Disability, all previously unexercised Options and SARs may be exercised for a period of three (3) months after the date of the Participant’s Termination of Service and all unvested Restricted Stock which was not granted during the year in which such Termination of Service occurs shall vest. Any Restricted Stock granted during the year of Termination of Service shall be forfeited.

ARTICLE 10

Restrictions on Shares

All Shares acquired pursuant Awards granted hereunder, and Participants’ right to exercise Options and SARS and/or receive Shares upon exercise or vesting of an Award, shall be subject to all applicable restrictions contained in the Company’s By-laws, shareholders agreement or insider trading policy, and any other restrictions imposed by the Committee, including, without limitation, restrictions under applicable securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and restrictions under any blue sky or state securities laws applicable to such Shares.

ARTICLE 11

Performance Measures

If Awards under the Plan are subject to Code Section 162(m) and the Committee determines that such Awards should be designed to comply with the Performance-Based Exception, the performance measure(s), the attainment of which determine the degree of payout and/or vesting, to be used for purposes of such Awards shall be chosen from among earnings per share, economic value added, market share (actual or targeted growth), net income (before or after taxes), operating income, return on assets (actual or targeted growth), return on capital (actual or targeted growth), return on equity (actual or targeted growth), return on investment (actual or targeted growth), gross or net underwriting results, revenue (actual or targeted growth), share price, stock price growth, total shareholder return, or such other performance measures as are approved by the Committee and the Company’s shareholders.

The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Named Executive Officers, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

In the event that applicable tax laws change to permit the Committee to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, Awards that are not intended to qualify for the Performance-Based Exception may be based on these or such other performance measures as the Committee may determine.

ARTICLE 12

Beneficiary Designation

Subject to the terms and conditions of the Plan and applicable Award Agreement, each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing during the Participant’s lifetime with the party chosen by the Company, from time to time, to administer the Plan. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 13

Rights of Participants

13.1 Continued Service.   Nothing in the Plan shall:

a.                  interfere with or limit in any way the right of the Company to terminate any Participant’s employment, service as a Director, or service as a Consultant with the Group at any time, or

b.                 confer upon any Participant any right to continue in the service of any member of the Group as an Employee, Director or Consultant.

13.2 Participation.   Participation is determined by the Committee. No person shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 14

Change in Control

14.1 Treatment of Outstanding Awards.   Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

a.                  any and all Options and SARs granted hereunder shall become immediately exercisable; and

b.                 any restriction periods and restrictions imposed on Restricted Stock shall lapse.

14.2 Termination, Amendment, and Modifications of Change-in-Control Provisions.   Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this

Article 14 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant’s outstanding Awards; provided, however, that the Board, upon recommendation of the Committee, may terminate, amend, or modify this Article 14 at any time and from time to time prior to the date of a Change in Control.

ARTICLE 15

Amendment, Modification, and Termination

15.1 Amendment, Modification, and Termination.   The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan or any Award hereunder in whole or in part; provided, however, that no amendment which requires shareholder approval in order for the Plan to continue to comply with any applicable tax or securities or the rules of any securities exchange on which the securities of the Company are listed, shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon; provided further that no such shall alteration, amendment, suspension or termination shall adversely affect any Award hereunder without the consent of the Participant to whom such Award shall have been made.

15.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.   The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s meeting the requirements, if applicable, of Code Section 162(m), as amended from time to time.

15.3 Compliance with Code Section 162(m).   At all times when Code Section 162(m) is applicable, all Awards granted under this Plan to Named Executive Officers, or to Participants who will likely become Named Executive Officers at the time of vesting or payment, shall be awarded and administered to comply with the requirements of Code Section 162(m), unless the Committee determines that such compliance is not desired. In addition, if changes are made to Code Section 162(m) or the regulations promulgated thereunder to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 15, make any adjustments it deems appropriate.

ARTICLE 16

Withholding

16.1 Tax Withholding.   The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount (in cash or Shares) sufficient to satisfy any taxes required by federal, state, or local law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

16.2 Share Withholding.   Participants may elect, subject to the approval of the Committee, to satisfy all or part of such withholding requirement by having the Company withhold Shares having a Fair Market Value equal to the amount to be withheld up to the minimum statutory total tax withholding rate (or such other rate that will not result in a negative accounting impact). All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 17

Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company to the fullest extent permitted by applicable law against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification is subject to the person having been successful in the legal proceedings or having acted in good faith and what is reasonably believed to be a lawful manner in the Company’s best interests. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 18

Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 19

Legal Construction

19.1 Gender and Number.   Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

19.2 Severability.   In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.3 Requirements of Law.   The granting of Awards and the issuance of Shares under the Plan shall be subject to, and may be made contingent upon satisfaction of, all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.4 Governing Law.   To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

19.5 Code Section 409A Compliance.   To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (“Section 409A”). Any provision that would cause the Plan or any Award granted hereunder to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.

APPENDIX E

Safety Insurance Group, Inc.

ANNUAL PERFORMANCE INCENTIVE PLAN

Section 1.   Establishment and Purpose

Safety Insurance Group, Inc. (hereinafter referred to as the “Company”) hereby establishes a short-term incentive compensation plan to be known as the “Safety Insurance Group, Inc. Annual Performance Incentive Plan” (hereinafter referred to as the “Plan”).

The purpose of the Plan is to provide designated key executive employees of the Company with meaningful financial rewards for the accomplishment of financial and strategic objectives of the Company. Awards payable under the Plan are intended to constitute “performance-based compensation” under Section 162(m) of the Code and regulations promulgated thereunder, and the Plan shall be construed consistently with such intention.

Section 2.   Definitions

Unless the context requires otherwise, the following words, when capitalized, shall have the meanings ascribed below:

(a)          “Board” means the Board of Directors of the Company.

(b)         “Code” means the Internal Revenue Code of 1986, as amended.

(c)          “Committee” means the Compensation Committee of the Board of Directors.

(d)         “Company” means Safety Insurance Group, Inc.

(e)          “Covered Employee” shall have the meaning set forth in Section 162(m) of the Code.

(f)            “Participant” means (i) each Covered Employee and (ii) each other executive officer selected by the Committee to participate in the Plan.

(g)          “Performance Period” means the fiscal year of the Company or such other periods as may be designated by the Committee.

(h)         “Plan” means the Safety Insurance Group, Inc. Annual Performance Incentive Plan, as may be amended from time to time.

(i)            “Subsidiary” means any corporation in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least fifty percent (50%) of the combined equity thereof.

Section 3.   Administration

The Plan shall be administered by the Compensation Committee of the Board of Directors. The Committee shall have responsibility to construe and interpret the Plan; provided, however, that in no event shall the Plan be interpreted in a manner which would cause any award to a Covered Employee to fail to qualify as performance-based compensation under Section 162(m) of the Code. The Committee shall establish the performance objectives for any Performance Period in accordance with Section 5 and certify whether such performance objectives have been achieved. Any determination made or decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the fullest extent permitted by law (but subject to the limitations on the discretion of the Committee applicable to awards intended to qualify as performance-based compensation under Section 162(m) of the Code) be within the Committee’s absolute discretion and shall be conclusive and binding on all persons, including the Company, its Subsidiaries, its stockholders, the Participants and their estates and beneficiaries.

The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company) as it may deem desirable to assist with the administration of the Plan and may rely upon any opinion received from any such counsel, consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual’s willful misconduct.

Section 4.    Eligibility

Eligibility under the Plan is limited to Participants designated by the Committee, in its sole and absolute discretion. In addition to Covered Employees, the Committee may designate as a Participant in the Plan any “executive officer” of the Company, as such term is defined in Rule 3b-7 of the Securities Exchange Act of 1934. Members of the Board who are not employees of the Company shall not be eligible to participate in the Plan.

Section 5.   Determination of Incentive Awards

(a)           Designation of Participants, Performance Period and Performance Criteria.   On or before the end of the first 90 days of each Performance Period (or such other date as may be required or permitted under Section 162(m) of the Code), the Committee shall select the Participants to whom incentive awards shall be granted, designate the applicable Performance Period, establish the Target Incentive Bonus for each Participant, and establish the performance objective or objectives that must be satisfied in order for a Participant to receive an incentive award for such Performance Period. Any such performance objectives will be based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee:

(i)             net income ,

(ii)            earnings before income taxes,

(iii)             earnings per share,

(iv)               return on shareholders equity,

(v)                   expense management,

(vi)               profitability of an identifiable business unit or product,

(vii)           ratio of claims to revenues,

(viii)                         revenue growth,

(ix)               earnings growth,

(x)                   total shareholder return,

(xi)               cash flow,

(xii)           return on assets,

(xiii)                         operating income,

(xiv)         net economic profit (operating earnings minus a charge for capital),

(xv)          customer satisfaction,

(xvi)         agency satisfaction,

(xvii)        employee satisfaction,

(xviii)       quality of services,

(xix)         strategic innovation, or

(xx)          any combination of the foregoing.

(b)          Target Incentive Bonus.   Each Participant will have an incentive award opportunity (the “Target Incentive Bonus”) that will be based on achieving the target performance objectives established by the Committee. The Target Incentive Bonus will be a percentage of the Participant’s annual salary at the end of the Performance Period. If the performance objectives established by the Committee are met at the target level, the Participant will receive an incentive award equal to 100% of the Target Incentive Bonus.

(c)           Range of Incentive Payouts.   The incentive awards under this Plan can range between 50% and 150% of the Target Incentive Bonus; provided, however, that the maximum incentive award that may be paid to a Participant for any calendar year shall not exceed $1,200,000. This range will be associated with the actual performance achieved by the Participant and the Company as reviewed and approved by the Committee.

(d)          Determination of Performance.   The Participant will have a portion of his or her award linked to the financial and business performance of the Company and a portion linked to his or her individual performance and/or the performance of his or her corresponding business unit. The weighting and goals will be established by the Committee pursuant to Section 5(a) above; provided, however, that except with respect to award opportunities for the Chief Executive Officer (the “CEO”) of the Company, the Committee may receive input from the CEO with respect to the foregoing.

(e)           Committee Certification and Approval of Awards.   As soon as reasonably practicable after the end of each Performance Period, the Committee will (i) determine whether the performance objectives for the Performance Period have been satisfied, (ii) determine the amount of the incentive award to be paid to each Participant for such Performance Period and (iii) certify such determination in writing. If the individual or Company does not meet the minimum performance requirements, the Participant will receive no incentive award for the specified Performance Period.

(f)             Committee Discretion.   Notwithstanding the foregoing, with respect to a Participant who is a Covered Employee, the Committee retains the discretion to reduce or eliminate the amount of the incentive award otherwise payable to such Participant under this Section 5. In addition, with respect to a Participant who is not a Covered Employee, the Committee retains the discretion to increase, reduce or eliminate the amount of the incentive award otherwise payable to such Participant under this Section 5.

(g)           Methodology for Determinations.   In making a determination under any part of this Section 5, the Committee shall give consideration to such factors as it deems appropriate, including, without limitation, the degree to which the established performance objectives have been obtained and whether the Participant has materially contributed to the overall results of the Company. To assist in making such determinations, the Committee may seek input from the CEO (except with respect to the CEO’s own award) and may request such other advice and recommendations as it deems appropriate.

Section 6.    Payment of Incentive Awards

(a)           General Rule.   Except as otherwise expressly provided hereunder, payment of any incentive amount determined under Section 5 shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained. Any such payments shall be made in cash or, at the discretion of the Committee, in an equivalent value of shares of common stock of the Company.

(b)          Voluntary Deferral.   Notwithstanding Section 6(a), the Committee may permit a Participant to defer all or a portion of an incentive award otherwise payable pursuant to the Participant’s timely and validly made election made in accordance with such terms as the Company, the Board or committee thereof may determine.

(c)           Change in Control.   Upon the occurrence of a Change in Control (as such term is defined in a Participant’s employment agreement with the Company, or in the absence of such agreement, in the Safety Insurance Group, Inc. 2002 Management Omnibus Incentive Plan, as amended from time to time), all performance objectives for the then current Performance Period shall be deemed to have been achieved at target levels of performance and the Committee shall cause each Participant to be paid an amount in cash based on such assumed performance prorated for the Performance Period as soon as practicable but in no event later than 30 business days following the occurrence of such Change in Control.

Section 7.   Termination of Employment

Unless otherwise determined by the Committee, a Participant shall have no right to an incentive award under the Plan for any Performance Period in which the Participant is not actively employed by the Company or a Subsidiary on the last day of the Performance Period to which such award relates.

Section 8.   Amendment or Termination of the Plan

The Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that no such action shall be effective without approval by the shareholders of the Company to the extent necessary to continue to qualify the amounts payable to Covered Employees as performance-based compensation under Section 162(m). Notwithstanding the foregoing, no amendment, suspension, discontinuance or termination of the Plan shall adversely affect the rights of any Participant or beneficiary in respect of any award that the Committee has determined to be payable to a Participant in accordance with the terms hereof or as to any amounts awarded.

Section 9.   General Provisions

(a)           Effective Date and Duration of the Plan.   The Plan shall be effective with respect to calendar years beginning on or after January 1, 2006, subject to approval of the Plan by the shareholders of the Company at the 2006 Annual Meeting. The Plan will remain in effect until such time as it shall be terminated by the Board, pursuant to Section 8 above.

(b)          Designation of Beneficiary.   Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participants death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

(c)           No Right of Continued Employment.   Nothing contained in the Plan shall create any rights of employment in any Participant or in any way affect the right and power of the Company to discharge any Participant or otherwise terminate the Participant’s employment at any time with or without cause or to change the terms of employment in any way.

(d)          No Limitations on Corporate Actions.   Nothing contained in the Plan shall be construed to prevent the Company from taking any corporate action (including, without limitation, making provision for the payment of other incentive compensation, whether payable in cash or otherwise, or whether pursuant to a plan or otherwise) which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company as a result of any such action.

(e)           No Right to Specific Assets.   Nothing contained in the Plan (including, without limitation, the provisions of Section 6 hereof) shall be construed to create in any Participant or beneficiary any claim against, right to or lien on any particular assets of the Company or to require the Company to segregate or otherwise set aside any assets or create any fund to meet any of its obligations hereunder.

(f)             No Contractual Right to Incentive.   Nothing in this Plan shall be construed to give any Participant any right, whether contractual or otherwise, to receive any incentive with respect to any Performance Period unless and until the Committee shall have expressly determined that such a Participant is entitled to receive such an award pursuant to the terms of the Plan.

(g)           Non-alienation of Benefits.   Except as expressly provided herein, no Participant or beneficiary shall have the power or right to sell, transfer, assign, pledge or otherwise encumber the Participant’s interest under the Plan.

(h)          Withholding.   Any amount payable to a Participant or a beneficiary under this Plan shall be subject to any applicable Federal, state and local income and employment taxes and any other amounts that the Company is required at law to deduct and withhold from such payment.

(i)             Severability.   If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(j)              Governing Law.   To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the state of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

(k)          Code Section 409A Compliance.   To the extent applicable, it is intended that this Plan and any incentive awards granted hereunder comply with the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (“Section 409A”). Any provision that would cause the Plan or any incentive award granted hereunder to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.

Proxy

SAFETY INSURANCE GROUP, INC.

20 CUSTOM HOUSE STREET
BOSTON, MASSACHUSETTS 02110

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Safety Insurance Group, Inc. hereby appoints David F. Brussard and William J. Begley, Jr. (each with power to act without the other and with power of substitution) as proxies to represent the undersigned at the 2006 Annual Meeting of the common shareholders of Safety Insurance Group, Inc. to be held at 10:00 a.m. on Friday, May 19, 2006 and at any postponement or adjournment thereof, with all the power the undersigned would possess if personally present, and to vote all shares of common stock which the undersigned may be entitled to vote at said meeting, hereby revoking any proxy heretofore given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, IT IS THE INTENTION OF THE PROXIES TO VOTE FOR THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

SAFETY INSURANCE GROUP, INC.

C/O COMPUTERHARE TRUST COMPANY, N.A.
P.O. BOX 43078
PROVIDENCE, RI  02940-3078

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A               Election of Directors

1.                 The Board of Directors recommends a vote FOR the listed nominees:
ELECTION OF TWO CLASS I DIRECTORS TO
SERVE A THREE YEAR TERM EXPIRING IN 2009.

	FOR	WITHHOLD
01 - Peter J. Manning	☐	☐
02 - David K. McKown	☐	☐

B              Other Proposals

The Board of Directors recommends a vote FOR the following proposals:

	FOR	AGAINST	ABSTAIN
2. APPROVAL OF THE 2002 MANAGEMENT OMNIBUS INCENTIVE PLAN, AS AMENDED.	☐	☐	☐
3. APPROVAL OF THE ANNUAL PERFORMANCE INCENTIVE PLAN.	☐	☐	☐

C              Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

Please date and sign exactly as your name or names appear herein. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)